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                                                                  EXHIBIT 10.1.1

                                    CITY OF

                                   MANITOWOC





                                     CABLE

                                  TELEVISION

                                   FRANCHISE

                                   AGREEMENT
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                               TABLE OF CONTENTS
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
Section 1.      Definitions.......................................   1

Section 2.      Grant of Franchise................................   4
                (a)   Grant of Authority..........................   4
                (b)   Franchise Area..............................   4
                (C)   Provision of Service........................   4
                (d)   Police Powers...............................   5
                (e)   Acceptance by Franchisee....................   5
                (f)   Grant Not Exclusive.........................   6
                (g)   Exclusive Service and Certain Ownership
                        Prohibited................................   6
                      (1)   No Exclusive Service..................   6
                      (2)   Other System Ownership Prohibited.....   6
                (h    Familiarity with Franchise Agreement........   6

Section 3.      Franchise Term....................................   6

Section 4.      Franchise Fee.....................................   6
                (a)   Fee.........................................   6
                (b)   Not a Tax or In Lieu of Any Other
                        Tax or Fee................................   6
                (c)   Payments....................................   7
                (d)   Documentation...............................   7
                (e)   Audit.......................................   7
                (f)   No Accord or Satisfaction...................   7

Section 5.      Use of Public and Private Property................   7
                (a)   Public Right of Way Installation............   7
                      (1)   Generally.............................   7
                      (2)   No Vested Rights Created..............   7
                      (3)   Underground and Aerial Construction...   8
                (b)   Subscriber Property Installation............   8
                      (1)   Permission Required...................   8
                      (2)   Subscriber Right to Install...........   8
                      (3)   Consultation with Subscriber..........   8
                      (4)   Consultation on Internal Wiring.......   9
                      (g)   Terms of Extension of Service.........   9
                (c)   No Hindrance to Public Works................   9
                (d)   Relocation of Facilities....................   9
                      (1)   For Government........................   9
                      (2)   For Other Users of Rights of Way......  10
                      (3)   For Third parties.....................  10
                      (4)   Removal or Relocation in Event
                               of Emergency.......................  10
                (e)   Duty to Protect Public and Private Property.  10
                      (1)   Generally.............................  10
                      (2)   Duty to Notify........................  11

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
                (f)   Failure to Move, Replace or Restore.........  11
                (g)   Contractors.................................  11
                (h)   Identification..............................  11
                (i)   Excavation..................................  12
                (j)   Tree Trimming...............................  12
Section 6.      Technical and Construction Requirements...........  12
                (a)   Generally...................................  12
                (b)   Codes and Industry Standards................  12
                (c)   Technical Standards.........................  13
                (d)   Maintenance Policies........................  13
                (e)   Picture Quality.............................  14
                (f)   Interference with Reception.................  14
                (g)   Inspection..................................  14
                (h)   Submission of Plans for System Upgrade......  14
                (i)   Competition of Plans for Upgrade
                        or Change-out.............................  15
                (j)   Location of Physical Facilities.............  15
                      (1)   Franchisee's System...................  15
                      (2)   No Guarantee of Accuracy of Maps......  16

Section 7.      Rates and Customer Service........................  16
                (a)   Rates.......................................  16
                (b)   Notice Requirements.........................  16
                      (1)   Prior Notice Required.................  16
                      (2)   Explanation of changes................  16
                      (3)   Effect of Changes without Notice......  16
                (c)   Customer Service............................  17

Section 8.      Systems Facilities, Equipment and Services........  17
                (a)   Cable System Design.........................  17
                (b)   System Facilities and Equipment.............  17
                      (1)   High Quality Equipment................  17
                      (2)   Engineered and Activated Capacity.....  17
                      (3)   Non-duplication Limitation............  17
                      (4)   Parental Control Device...............  17
                      (5)   Subscriber Equipment..................  18
                      (6)   Stereo Capability.....................  18
                      (7)   Emergency Alert.......................  18
                      (8)   Standby Power.........................  18
                (c)   Public, Educational and Governmental Use....  19
                      (1)   Channel Capacity......................  19
                      (2)   Institutional Network.................  19
                      (3)   Drops to Public Buildings.............  20
                      (4)   Support of PEG and Local Origination
                              programming.........................  21
                (d)   Leased Use..................................  21
                (e)   Subscriber Services.........................  21
                      (1)   Basic Services........................  21
                      (2)   Categories of Services................  21
                      (3)   Satisfaction of Requirements..........  22

Section 9.      Nondiscrimination.................................  22
                      (a)   No Discrimination in Service or Rates.  22


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
                      (1)   No Discrimination in Service..........  22
                      (2)   No Discrimination for Enforcement
                              of Rights...........................  22
                      (3)   No Redlining..........................  22
                      (4)   No Rate Discrimination................  22
                (b)   Equal Employment Opportunity................  23

Section 10.     Records...........................................  23
                (a)   Maintenance and Access......................  23
                (b)   Location....................................  23
                (c)   Court and Agency Reports and Filings........  23
                (d)   Records Maintained..........................  23
                      (1)   Complaints............................  23
                      (2)   Outage Records........................  24
                      (3)   Service Call Records..................  24
                      (4)   Installation/Connection/Extension
                              Records.............................  24
                      (5)   Maps..................................  24
                      (6)   Technical Tests.......................  24
                      (7)   Financial Records.....................  24
                      (8)   Capital Additions and Retirements.....  24
                (e)   Monthly Reports.............................  24
                      (1)   Service Calls.........................  24
                      (2)   Outages...............................  24
                      (3)   Subscriber Information................  25
                      (4)   Customer Service Statistics...........  25
                (f)   Annual Reports..............................  25
                      (1)   Summary of Activities.................  25
                      (2)   Financial Statement...................  25
                      (3)   Maps..................................  25
                (g)   Format......................................  26
                (h)   Responses to Questions......................  26
                (j)   Maintenance of Records by Others............  26

Section 11.     Transfers.........................................  26
                (a)   Franchisee Ownership........................  26
                (b)   Transactions Involving Facilities...........  26
                (c)   Limitation..................................  27
                (d)   Other Transfers.............................  27
                (e)   What Constitutes a Transfer.................  27
                (f)   Notice of Transfer..........................  27
                (g)   Matters for Consideration...................  27
                (h)   Prohibited Transfers........................  28
                (i)   Securing Debt...............................  28
                (j)   Public Hearing; Time for Consideration......  28
                (k)   Concurrence in Approval.....................  28
                (l)   Effect of Unlawful Transfer.................  29
                (n)   Costs.......................................  29

Section 12.     Indemnification and Insurance.....................  29
                (a)   Indemnification.............................  29
                (b)   Insurance...................................  30
                      (1)   Insurance Required....................  30

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
                      (2)   Endorsements in Favor of
                              Municipalities......................  30
                      (3)   Evidence of Insurance.................  31
                      (4)   Approval..............................  31
                      (5)   Other Policies........................  31
                      (6)   Additional Insurance..................  31

Section 13.     Performance Security..............................  31
                (a)   Security Provided...........................  31
                      (1)   Security Fund.........................  32
                      (2)   Performance Bond......................  32
                      (3)   Construction Performance Band.........  32
                      (4)   Use of Funds..........................  33
                      (5)   Notification..........................  33
                      (6)   Inadequate Fund Balance...............  33
                      (7)   Replenishment.........................  33
                      (8)   Disposition...........................  34
                      (9)   Failure to Provide or Maintain
                              Security............................  34

Section 14.     Remedies..........................................  34
                (a)   Availability of Remedies....................  34
                      (1)   Remedies Cumulative...................  34
                      (2)   Remedies Nonexclusive.................  34
                      (3)   Relation to Insurance and Indemnity
                              Requirements........................  34
                (b)   Liquidated Damages..........................  34
                (c)   Revocation..................................  35
                (d)   Procedure...................................  35
                      (1)   Notice................................  35
                      (2)   Review................................  35
                      (3)   Time for Exercise of Certain
                              Remedies............................  36
                      (4)   Payment of Limited Damages............  36
                      (5)   No Waiver.............................  36
                            a. General............................  36
                            b. Waiver Not Implied.................  36
                      (6)   No Recourse...........................  37

Section 15.     Effect of Termination; Continuity of Service......  37
                (a)   When Terminated.............................  37
                (b)   Removal of System Upon Termination..........  37
                (c)   Continuity of Service.......................  37
                (d)   Duty to Assure Continuity of Service........  37
                (e)   Failure to Operate..........................  37
                      (1)   Effect of Failure.....................  37
                      (2)   Injunctive Relief Shall Be Granted....  38
                (f)   Option to Purchase..........................  38
                      (1)   When Exercisable......................  38
                      (2)   How Exercisable.......................  38
                      (3)   Purchase Price Upon Expiration........  38
                      (4)   Purchase Price on Termination
                              for Cause...........................  38

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
Section 16.     Other Provisions..................................  39
                (a)   Severability................................  39
                (b)   Effect of Change in Law.....................  39
                (c)   Notices.....................................  39
                (d)   Governing Law...............................  40
                (e)   Time of Essence.............................  40
                (f)   Force Majeure...............................  40
                (g)   Public Emergency............................  40
                (h)   Construction................................  40
                (j)   Compliance with Laws........................  41

APPENDIX A      CUSTOMER SERVICE STANDARDS........................  42

Section 1.      Local Office and Telephone Service................  42
                (a)   Local office................................  42
                (b)   Telephone Service...........................  42
                (c)   Courtesy....................................  42
Section 2.      Respond to Service Calls and Other Inquiries......  42
                (a)   Service Calls - Outages.....................  42
                (b)   Service Calls - Other.......................  42
                (c)   Appointments................................  43
                (d)   Response to Inquiries.......................  43
                (e)   Installation Requests.......................  43
                (f)   Performance Standards.......................  43
                (g)   No Repair Charge............................  44
                (h)   Subscriber Remedies.........................  44
                (i)   Converter Return............................  44

Section 3.      Information to Subscribers........................  44
                (a)   General Information.........................  44
                (b)   Annual Privacy Notice.......................  44
                (c)   Changes in Policy...........................  45
                (d)   Copies......................................  45
                (e)   Promotional Materials.......................  45
                (f)   Subscriber Remedy...........................  45

Section 4.      Disconnection/Downgrade...........................  45
                (a)   Subscriber's Right to Disconnect............  45
                (b)   No Disconnect Charge........................  45
                (c)   Reconnection................................  46
                (a)   Involuntary Subscriber Disconnection........  46
                (e)   Improper Disconnection......................  46
                (f)   Subscriber Remedy...........................  46

Section 5.      Complaint Procedures..............................  46
                (a)   Simple Procedure to be Adopted..............  46
                (b)   Response to Complaint.......................  46
                (c)   Notice to Complainant.......................  46

Section 6.      Billing Practices and Customer Charges............  47
                (a)   Itemized Bills..............................  47
                (b)   Unsolicited Goods or Service................  47
                (c)   Deposits....................................  47
                (d)   Late Fees and Administrative Charges........  47


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
Section 7.      Refunds...........................................  47
                (a)   Refunds for Outages.........................  47
                (b)   Termination During Pre-Paid Period..........  48
                (c)   Refunds/Timing..............................  48
                (d)   Privacy.  Operator Must Protect Privacy.....  48
                (e)   No Penalties for Exercise of Privacy
                        Rights....................................  48

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                      CABLE TELEVISION FRANCHISE AGREEMENT


     This Cable Television Franchise Agreement is made and entered into as of the 1st day of January, 1997 by and between the City of Manitowoc, Wisconsin, a municipal corporation ("City") and Cable TV Joint Fund 11, a Colorado joint venture ("Franchisee") .

     WHEREAS, Franchisee has asked the City to renew the Franchise it holds to provide cable service to the City; and

     WHEREAS, the City has conducted meetings, conducted a survey and performed other studies to assess subscriber satisfaction with Franchisee; to identify the future cable-related needs and interests of the community, and to consider the financial, technical and legal qualifications of the Franchisee; and

     WHEREAS, the City has determined that it is in the public interest to renew the Franchise held by Franchisee, subject to certain terms and conditions, including that the proposed franchise is nonexclusive and that the Franchisee complies with applicable state and federal law and regulations; and

     WHEREAS, Franchisee has concluded that the terms and conditions under which the City is willing to renew the Franchise are reasonable to meet the future cable-related needs and interests of the community, and it desires to have its franchise renewed subject to those terms and conditions; and has represented that it has the required financial, legal and technical ability to satisfy all the requirements of the Franchise, as well as all applicable laws and regulations; and

     WHEREAS, the City has authority under federal law and under state law, including Wis. Stat. (S)66.082 to grant a cable television franchise; and

     WHEREAS, the City is willing to grant a cable television Franchise to the Franchisee, subject to the terms and conditions set forth herein and Franchisee accepts the cable television Franchise, subject to those terms and conditions;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1.  Definitions.  For purposes of this Agreement, the following
     ---------   -----------
terms, phrases, words and abbreviations shall have the meanings as provided in this Section. Terms not defined in this section shall have the same meaning as in Chapter 27 of the Municipal Code, and if not defined there, the same meaning as in the Cable Act or in FCC regulations, and if not defined there, shall have their ordinary and common meaning. Where not inconsistent with the context, words used in the present tense include the future tense, words in the plural number include the

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singular number, and words in the singular number include the plural number.

     (a) "Affiliate" means a person which owns or controls, is owned or controlled by, or is under common ownership or control with the Franchisee.

     (b) "Basic Service" means any cable service tier which includes the retransmission of local television broadcast signals.

     (c) "Cable Act" means the Cable Communications Policy Act of 1984, 47 (S)(S)521 et seq., as amended.
                 ------
     (d) "Cable Ordinance" shall mean Chapter 27 of the City of Manitowoc Municipal Code, as it may be amended.

     (e) "Cable service" means (1) the one-way transmission to Subscribers of video programming or other programming service, and (2) Subscriber interaction, if any, which is required for the selection or use of such video programming or other programming service.

     (f) "Cable System" or "System" means the facility consisting of a set of closed transmission paths and associated signal generation, reception, and control equipment or other communications equipment that is used by the Franchisee to provide Cable Service. The term includes the Cable System as a whole, or any part of the Cable System, including but not limited to any electronic devices, poles, guys, converters, remote controls, wires and other appliances and property necessary or appurtenant to the operation of the Cable System.

     (g) "City" shall mean the City of Manitowoc, Wisconsin, a municipal corporation.

     (h) "FCC" means Federal Communications Commission, or successor governmental entity thereto.

     (i) "Franchise" means the right granted by the City through this Franchise Agreement to the Franchisee, subject to the provisions of the Cable Ordinance, to construct, maintain and operate a cable system under, on and over Streets, within the Franchise area for the purposes set forth herein. The term does not include any license or permit that may be required by applicable laws or regulations for the privilege of transacting and carrying on a business within the City, for disturbing the street, for using municipally-owned poles or conduits, or for engaging in any other activity related to the construction, operation or repair of the cable system, such as tree-trimming.

     (j) "Franchise Area" shall mean the corporate boundaries of the City, as altered from time to time.

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     (k) "Franchisee" shall mean cable TV Joint Fund 11, a Colorado joint venture.

     (1) "Franchise Agreement" or "Agreement" means this contract and any amendments, exhibits or appendices hereto.

     (m) "Gross Revenues" shall mean all cash, credits, property of any kind or nature or other consideration derived directly or indirectly from or attributable to the operation of the Cable System to provide Cable Services.
The term includes all revenues derived by the Franchisee, its subsidiaries, or any other person, firm, partnership or corporation in which the Franchisee has a financial interest or which has a financial interest in the Franchisee arising from or attributable to operation of the Cable System. The term includes but is not limited to:

     (1) Revenue from all charges for entertainment and nonentertainment services provided to Subscribers or others, including late fees, downgrading charges and all similar charges;

     (2) Revenue from advertising of any kind;

     (3) Revenue from all charges for leased access or use of studios or other facilities;

     (4) Revenue from all charges for the installation, connection and reinstatement of equipment;

     (5) Revenue from the sale, exchange or cablecast of any programming for any use;

     (6) Revenue from the sale or use of any Subscriber of the cable Franchisee's Subscriber list;

     (7) Revenue from home shopping channels; or

     (8) Any other revenues derived directly or indirectly from operation of the cable System to provide Cable Services.

     Gross revenues shall include the value at retail price levels of any goods, services or other renumeration in nonmonetary form received by the Franchisee or related parties described above in consideration of the performance of any advertising or other service on the Cable System, but shall not include uncollected billings. Gross Revenues shall not include (i) any taxes on services furnished by Franchisee which are imposed upon any subscriber or user (as opposed to Franchisee) by the State, County, City or other government unit and which the Franchisee is required to collect; (ii) programming revenues of any Affiliate of Franchisee whose programming is carried on the System where such revenues are paid to said Affiliate by the Franchisee and recovered by the Franchisee through charges to subscribers that are included

                                      -3-
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in Gross Revenues; and (iii) revenues of any Affiliate from the sale of merchandise, including subscriptions to periodicals, as a result of or due to advertising on the System, so long as reasonable and customary advertising revenues or home shopping revenues are imputed to the Franchisee and included in Gross Revenues.

     (n) "Laws and Regulations" shall mean state, local or federal ordinances, resolutions, codes, regulations and all other legislative and administrative actions as the same may exist or be hereafter amended.

     (o) "Person" means an individual, partnership, association, joint stock company, trust, corporation, or governmental entity.

     (p) "Street" shall mean the surface of, and the space above and below, any public street, highway, freeway, bridge, land path, alley, court, boulevard, sidewalk, parkway, way, lane, public way, drive, circle, or other public right-of-way, including but not limited to, public easement, dedicated strip, or public rights-of-way now or hereafter held by the City and dedicated for compatible uses that, consistent with the terms, conditions and provisions pursuant to which the same was created or dedicated, properly may be used by Franchisee for the purpose of operating its cable System.

     (q) "Subscriber" means a person or user of the cable System who lawfully receives Cable Services or other service from the Franchisee.

     Section 2.  Grant of Franchise.
     ---------   ------------------

     (a) Grant of Authority.  Subject to the terms and conditions of this
         ------------------
Agreement, and the provisions of the Cable Ordinance, Franchisee is given a nonexclusive franchise to construct, operate and repair in, upon, along, across, above, and over Streets in the City, a Cable System for the purpose of providing Cable Service. No privilege or power of eminent domain is bestowed by this grant. This Agreement does not confer rights other than as expressly provided herein.

     (b) Franchise Area.  This Franchise is issued for the entire present
         --------------
territorial limits of the City as altered from time to time .

     (c)  Provision of Service.    The Franchisee's Cable System shall pass all
          --------------------
residences now located or hereafter constructed in the Franchise Area as it exists on the date of execution of this cable Television Franchise Agreement provided there are at least twenty (20) residential units per mile or prorated
part thereof from any existing point on the cable system.   During the term of
the Franchise, and subject to the density requirement specified in

                                      -4-
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this section, the Franchisee shall provide cable services to any business or residence upon request, in accordance with the terms and conditions of the Franchise and applicable laws and regulations on the same basis and subject to the same charges it makes to existing cable Subscribers. In the case of areas annexed to the City during the term of this Agreement, cable services shall be extended to pass all newly annexed residences within One hundred twenty (120) days following the effective date of annexation, for any such residences where there are at least twenty (20) residential units per mile or prorated part thereof from any existing point on the cable system. Customers in such newly annexed areas shall not be required to share in the costs associated with extension of service except as provided in Section 5(b) (5). In newly annexed areas not meeting the twenty (20) units per mile requirement, the Franchisee shall provide, upon the request of any potential subscriber or subscribers desiring service, an estimate of the costs required to extend service to said subscriber or subscribers. The Franchisee shall then extend services upon the request of said potential subscribers and receipt of payment of the estimated amount or other assurance of payment of the estimated amount as may be satisfactory to the Franchisee. The amount paid by any subscribers or potential subscribers for this early extension shall be nonrefundable, and, in the event the area subsequently reaches the density required for mandatory extension, such payments shall be treated as consideration for early extension. The Franchisee, may, at its option, extend service to any newly annexed area even when not required to do so hereunder.

     (d)  Police Powers.  All rights and privileges granted herein are subject
          -------------
to the police powers of the City and its rights under applicable laws and regulations to regulate the Franchisee and the construction, operation, or maintenance of its cable System, including but not limited to, the right to adopt and enforce additional ordinances and regulations as the City shall find necessary in the exercise of its police powers; the right to adopt and enforce applicable zoning, building and permitting and safety codes; and any right the City has to adopt and enforce laws and regulations including cable television consumer protection laws and service standards pursuant to the Cable Act.

     (e)  Acceptance By Franchisee.  By accepting the Franchise, Franchisee:
          ------------------------
(1) acknowledges and accepts the City's legal right to issue and enforce the Franchise; (2) accepts and agrees to comply with each and every provision of this Franchise Agreement and applicable laws and regulations to which its franchise is subject; and (3) agrees that the Franchise was granted pursuant to processes and procedures consistent with applicable law and agrees it will not raise any claim challenging the enforceability of any provision of the Cable ordinance, as it existed on the effective date of this franchise or the Franchise Agreement, whether based on any state or federal constitutional grounds or otherwise.

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     (f)  Grant Not Exclusive.  The parties hereto agree and acknowledge that
          -------------------
the Franchise granted by the City in this agreement  is  nonexclusive    The
City may grant additional franchises to other providers of Cable services or other services that may be provided over a Cable System. In addition, the parties hereto specifically acknowledge that the City itself has considered installing and operating a municipally owned cable television system in the City of Manitowoc.

     (g)  Exclusive Service and Certain Ownership Prohibited.
          --------------------------------------------------

          (1)  No Exclusive Service. The Franchisee may not demand the exclusive
               --------------------
right to serve a person or location as a condition of extending service.

          (2)  Other System Ownership Prohibited.  The Franchisee is prohibited
               ---------------------------------
from controlling or having any ownership interest in any other cable system in the City during the term of this Franchise .

     (h)  Familiarity with Franchise Agreement.  The City and Franchisee hereby
          ------------------------------------
acknowledge that they have participated in the negotiation and drafting of this Franchise Agreement and that accordingly no court construing this agreement shall construe it more stringently against one party than against the other.

     Section 3.  Franchise Term.  This Franchise Agreement shall take effect at
     ---------   --------------
12:01 A.M. on January 1, 1997, immediately upon expiration of the existing Cable Television Franchise. This Franchise Agreement shall expire at 12:00 midnight on December 31, 2001 unless it is earlier terminated by revocation, cancellation or otherwise as provided for herein, or is declared void. The Franchisee shall continue to be bound by the terms of the existing cable television franchise until the expiration of that franchise.

     Section 4.  Franchise Fee.
     ---------   -------------

     (a)  Fee.   As compensation for use of the Streets,  the Franchisee shall
          ---
pay to the City an annual amount equal to five (5%) of Gross Revenues as defined herein, the records with respect to which shall be maintained separately from records for franchises issued by other communities.

     (b)  Not a Tax or In Lieu of Any Other Tax or Fee.  The Franchise Fee is
          --------------------------------------------
not a tax, and is in addition to any and all other tax liabilities, special assessments, permit fees or other fees, charges or taxes, except to the extent such fees, taxes or assessments must be treated as a Franchisee Fee under
Section 622 of the Cable Act, 47 U.S.C. (S)542.

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      (c)  Payments.  Payments of the Franchisee Fee shall be computed and paid
           --------
quarterly and shall be due and payable no later than forty five (45) days after the end of each quarter. Payment shall be due on or before February 15, 1997 for all unpaid franchise fees under the predecessor franchise, and extensions thereof, computed through December 31, 1996. Payments thereafter shall be for each calendar quarter.

      (d)  Documentation.  Each payment shall be accompanied by a report,
           -------------
certified under oath by an officer of the Franchisee, showing the basis for the computation and such other relevant facts as the City may require. The report shall show as a line item every source and the amount of Gross Revenue of the Franchisee, and its Affiliates to the extent the Affiliates derive revenue from the Cable System.

      (e)  Audit.  At any time, upon reasonable notice, the City may audit all
           -----
records of the Franchisee, its Affiliates, or any other entity that constitutes a cable operator of the Cable System, as the City deems necessary or appropriate to determine whether the payments have been made accurately and completely. If it is determined that the Franchisee has not paid the full Franchise Fee owed, and the amount owed is $250 or more, the cost incurred in conducting any audit and other costs incidental to the enforcement of the Franchisee Fee provisions shall be recoverable from the Security Fund. Any such cost shall not be considered part of the Franchise Fee, but a cost of enforcing the Franchisee under 47 U.S.C. (S)542 (g) (2) (D).

      (f)  No Accord or Satisfaction.  The acceptance of any payment shall not
           -------------------------
be construed as an accord that the payment is in fact that correct amount, nor shall such acceptance of payment be construed as a release or satisfaction of any claim the City may have for further or additional sums payable under the provision of this Franchise.

      Section 5.  Use of Public and Private Property.
      ---------   ----------------------------------

      (a)  Public Right of Way Installation.
           --------------------------------

           (1)  Generally.  The Franchisee's Cable System shall only be
                ---------
installed on existing pole facilities that Franchisee may use under a valid pole attachment agreement or order of the City, on the property of a Subscriber, in compatible easements that Franchisee is entitled to use, under or over the Streets of the City or on the property of the Franchisee. Installation of new poles in the Streets is forbidden without the prior written consent of the City.

           (2)  No Vested Rights Created.  A Franchisee's placement of its Cable
                ------------------------
System pursuant to its Franchise shall not be deemed to give that Franchisee a property or other interest in any particular location within the Streets, or a preference over any other entity authorized to use such property. The City reserves the right in its reasonable discretion to designate where a Cable System is to be placed within the Streets.

          (3)  Underground and Aerial Construction.  In all areas of the City
               -----------------------------------
where the cable or wire distribution facilities of the local exchange carrier and the electric company are installed, or are to be installed, underground the Franchisee shall install its Cable System underground. Without limitation, where telephone and electric distribution drops are required to be located underground, cable drops shall be underground.

     In all areas of the City where the distribution lines of the local exchange carrier and the electric utility were aerially placed at the time of construction of the cable system, if such lines are subsequently relocated underground, the Franchisee shall, at that same time, relocate its Cable System underground, provided that, if the subscriber requests it, and if consistent with applicable laws and regulations, the Franchisee need not relocate drops to the home underground.

     (b)  Subscriber Property Installation.
          --------------------------------

          (1)  Permission Required. No cable, line, wire, amplifier, converter
               -------------------
or other piece of equipment owned or controlled by the Franchisee shall be installed on private property by the Franchisee without first securing the permission of the owner or tenant in possession of such property or the written permission of the holder of any easement for utility lines or similar purposes, except as expressly authorized by federal law. Except in emergency situations, the Franchisee may not enter onto private property for the purpose of installing, repairing or replacing equipment without giving advance notice, and may not enter into a home or multiple dwelling unit for those purposes without an appointment with the occupant of the property. The provisions of this subsection represent permission requirements by the City. These requirements are not meant in any way to replace any property rights of owners or occupants to restrict access to their own property.

          (2)  Subscriber Right to Install.  A subscriber may install its own
               ---------------------------
internal wiring, or contract to have wiring installed, and the Franchisee must use that wire unless the installation does not meet applicable FCC standards or applicable safety codes.

          (3)  Consultation with Subscriber.  The Franchisee shall consult with
               ----------------------------
the Subscriber and the landowner with regard to point of entry of the drop connection to the structure and shall consult with the Subscriber or landowner before such point of entry is made. It shall follow any instructions received unless it is not possible to do so in accordance with applicable safety codes.

          (4)  Consultation on Internal Wiring.  The Franchisee shall likewise
               -------------------------------
consult with the Subscriber and landowner and follow the instructions received with respect to internal wiring installed by the Franchisee. In any event, internal cable runs shall be made as unobtrusively as possible.

          (5)  Terms of Extension of Service.  The Franchisee shall extend
               -----------------------------
service upon request without charging any fee beyond then-prevailing installation charges except that:

          a. In cases where service has been extended on the street past a residence or business, but the drop from the nearest point on the Cable System from which service could be provided to the home exceeds 150 feet, the Franchisee may require the Subscriber to pay the difference between the cost of labor and materials required to install a 150 foot drop to that home and the actual cost of labor and materials required to install the drop to that home.

          b. Where drop connections could be aerial, the Franchisee shall place the drops underground at the Subscriber's request, if the Subscriber agrees to pay the actual difference in labor and materials between the cost of installing an underground drop instead of an aerial drop.

     (c)  No Hindrance to Public Works.  Without limiting the City's rights
          ----------------------------
under any other provision herein, it is specifically agreed that the rights and privileges granted hereby shall not be in preference or hindrance to the right of the City, or other authority having jurisdiction, to change or alter the grade, to sell or vacate any Street or other Public Property; to construct, operate or maintain or move any building, line, pipe, conduit, ditch, sewer, playground or other public improvement, work, utility, structure, system or facility; or to protect public health and safety and property.

     (d)  Relocation of Facilities.  Without limiting the rights of the City or
          ------------------------
the rights of others under Section (a) and (b), the following rules shall govern:

          (1)  For Government.  The Franchisee shall remove, relay and relocate
               --------------
its Cable System at its own expense whenever the City or any authorized governmental body, including Manitowoc Public Utilities so requires, including for reasons of traffic conditions; public health and safety and protection of property; or because the City or authorized governmental body elects to change or alter the grade, or sell or vacate any Street or Public Property; to construct, operate, repair or move any building, line, wire, cable, pipe, conduit, ditch, sewer, playground or other public improvement, work, utility, structure, system or facility; which change, alteration, sale, vacation, movement, construction, operation or repair will be aided by removal, relaying or relocation of the Franchisee's cable System. The Franchisee shall be given written notice requesting the removal, relaying or relocation of its cable System as soon as practicable, but at least twenty (20) days in advance of the date removal, relaying or relocation of the cable System must be completed.

          (2)  For Other Users of Rights of Way.  If any removal, relaying or
               ---------------------------------
relocation is required to accommodate the movement, construction, operation or repair of the facilities of another person that is authorized to occupy the streets, Franchisee shall remove, relocate or relay its cable system within twenty (20) days after receiving written notice from such person that such removal, relocation or relaying is required. The reasonable cost of Franchisee compliance with respect to any such request shall borne by the person requesting such compliance and the Franchisee may require payment in advance.

          (3)  For Third Parties.  The Franchisee shall, upon the request of any
               -----------------
Person holding a building moving permit issued by the City, temporarily raise, lower, relay, relocate or remove its wires, cables and other facilities to accommodate the moving of the building. The reasonable cost of such temporary raising or lowering, relaying, relocation or removal of the Franchisee's facilities shall be paid by the Person requesting the same, and the Franchisee shall have the authority to establish the reasonable cost of such changes and require such payment in advance. The Franchisee shall temporarily move its System as required under this Section if required payments are made and the Franchisee is given at least seven (7) days advance written notice to arrange for such temporary changes.

          (4)  Removal or Relocation in Event of Emergency.  In event of
               -------------------------------------------
emergency, or where Franchisee's Cable System creates or is contributing to an imminent danger to health, safety or property, City may remove, relocate or relay that Cable System without prior notice. Any costs related to such activity shall be borne by Franchisee.

     (e)  Duty to Protect Public and Private Property.
          -------------------------------------------

          (1)  Generally.  Franchisee shall construct, operate and maintain its
               ---------
System with due care for the safety and integrity of persons and property, and shall use appropriate safety devices, warning signs, barricades and lights to prevent harm to persons or property. It is the duty of Franchisee to protect, at its expense, public and private property from damage caused by the construction, operation and repair of its cable System, and to promptly repair damage caused by the construction, operation and repair of its cable System. Unaesthetic or poor workmanship shall be considered "damage". Property damaged shall be repaired to a condition at least as good as existed before the damage occurred within ten (10) days of the damage. The Franchisee shall at all times comply with the requirements of 47 U.S.C. 541(a) (2) (A) - (C) .

          (2)  Duty to Notify.  The Franchisee shall notify any person whose
               --------------
property is damaged by the Franchisee within four (4) hours of the time the damage is discovered. If the Franchisee is unable to make personal contact within four (4) hours, the Franchisee may provide notice by placing a door hanger on the property. At a minimum, this section requires the Franchisee to place a prominent notice in a prominent place on the damaged property, and to make diligent efforts to contact the property owner or resident by phone or in person.

     (f)  Failure to Move, Replace or Restore.  If the Franchisee fails to
          -----------------------------------
remove, relay or relocate its Cable System as required or within the time period specified in section 5 (d); or if the Franchisee fails to restore, repair or replace Public Streets or Public Property as required and within the time period specified in Section 5 (e); the City may perform the work or hire someone to perform the work, and the Franchisee shall compensate the City for all reasonable expenses it incurs. In the event the Franchisee fails to restore, replace or repair private property as required and within the time period specified by Section S (e), the owner may perform the work itself or hire someone to perform the work, and the Franchisee shall compensate the owner for all reasonable expenses incurred. If the Franchisee fails to protect or restore Streets or public property as required by the Franchise, the City may do so, and the Franchisee shall compensate the City for all reasonable expenses incurred thereby. The Franchisee shall pay expenses incurred by the City or property owner within thirty (30) days of receipt of an itemized account of such expenses.

     (g)  Contractors.  All Franchisee's contractors or subcontractors shall be
          -----------
properly qualified and licensed, and each contractor or subcontractor shall have the same obligations with respect to its work as Franchisee would have under its Franchise and applicable laws and regulations if the work were performed by the Franchisee. The Franchisee shall be responsible for training and testing, if necessary, the knowledge of all contractors and subcontractors (including installers). The Franchisee is also responsible for ensuring that the work of its contractors and subcontractors is performed consistent with its Franchise and applicable laws and regulations, shall be fully responsible for all acts or omissions of its contractors or subcontractors and shall be responsible for supervising and promptly correcting acts or omissions by any of its contractors or subcontractors.

     (h)  Identification.  The Franchisee shall ensure that all of its vehicles,
          --------------
employees, agents and contractors are clearly identified to the general public as being associated with the Franchisee. Any employee, agent or contractor of the Franchisee must present a picture identification before entering a Subscriber's home.

      (j)  Excavation.  All excavation shall be performed so as to create the
           ----------
least convenience to public, and in accordance with permits issued by the City. The City shall have the right to supervise all excavation.

      (j)  Tree Trimming.  The Franchisee shall be responsible for the trimming
           -------------
of any trees required by the location of its wires. The Franchisee shall not, however, remove any tree or trim any portion, either above, at or below ground level, of any tree within any street, highway or other public right-of-way without the prior consent of the City's Parks and Recreation Department. The City shall have the right at its option to do the trimming requested by the Franchisee at the cost of the Franchisee, or to require the Franchisee to do the same. Regardless of who performs the work requested by the Franchisee, the Franchisee shall be responsible for and shall defend and hold the City harmless for any and all damages done to any tree as a result of any trimming, or to the land surrounding any tree, whether such tree is trimmed or removed. The requirements herein shall be in addition to any consents the Franchisee is required to obtain under the Wisconsin Statutes or any other authority.

      Section 6.  Technical and Construction Requirements.
      ----------   --------------------------------------

      (a)  Generally.  The construction, operation and repair of Franchisee's
           ----------
Cable System shall be performed in a safe, thorough and reliable manner using equipment of good and durable quality. The construction, operation and repair of the Cable System shall be performed by experienced personnel familiar with their responsibilities under this Franchise, applicable laws, construction standards and safety codes. The Franchisee shall at all times have sufficient, trained personnel on site in the Franchise Area to satiety all its obligations under this Franchise (including under the Customer Service Standards set forth in Appendix A hereto) and applicable laws and regulations. In addition to all other obligations, Franchisee must repair or cure as soon as possible any defect with its System where such defect presents a hazard or danger to the public or Subscribers.

      (b)  Codes and Industry Standards.  Franchisee shall construct, operate
           -----------------------------
and maintain its system in accordance with all applicable laws and regulations, including but not limited to, federal, state and local building, zoning and other land use, and safety laws, codes and regulations now in effect or hereafter adopted. Without limiting the foregoing, the City, after consultation with the Franchisee, may direct the Franchisee to follow standards for construction, operation or repair of the Cable System as required to ensure that work continues to be performed in an orderly and workmanlike manner, or to reflect changes in standards which may occur over the term of a Franchise. In any event, the construction, operation and repair of the Franchisee's Cable System shall at all times be in accordance with the requirements of the:

      (1)  National Electrical Code;
      (2)  National Electrical Safety Code
      (3) Rules and Regulations of the Federal Communication Commission, Parts 76 and 78.
      (4) Obstruction Marking and Lighting, AC 70/7460-IE-Federal Aviation Administration.
      (5)  OSHA Safety and Health Standards.
      (6) NCTA Standards of Good Engineering Practices, NCTA 008-0477 EIA Standard RS-222C "Structural Standards for Steel Towers and Antenna Supporting Structures."

      (c)  Technical Standards.  The Franchisee shall strive to attain the best
           --------------------
possible technical performance for the system. At a minimum, throughout the term of the franchise, the cable System shall meet or exceed the technical standards set forth in 47 C.F.R. (S)76.601 or other applicable federal regulations and under applicable state or local law, as the same may be amended from time to time. The City may enforce those standards consistent with applicable law. In addition, the City may regulate technical standards for the Cable System to the extent it may do so consistent with federal and state law or regulation, provided, however, that nothing in this subsection (c) nor any act of compliance by Franchisee shall be deemed a waiver of any objection that Franchisee may make to any action by the City asserting regulatory authority over technical standards or the enforcement of such standards in contravention of federal law.

      (d)  Maintenance Policies.
           ---------------------

          (1) Subject to other provisions of this Section 6 (d) , the Franchisee shall promulgate and adhere to a preventive maintenance policy directed toward maximizing the reliability (mean-time-between malfunctions) and maintainability (mean-time-to-repair) of the Cable System.

          (2) The Franchisee shall perform scheduled maintenance so as to minimize the extent of any interruption of service and so that such interruption occurs, if possible. at the time of lowest television use. Except in emergency situations, service may only be interrupted after a minimum of forty-eight (48) hours advance notice to Subscribers and the City of the anticipated service interruption, provided. however, that planned maintenance which is not expected to require more than two hours interruption of service and which occurs between the hours of midnight and 6:00 a.m. shall not require such notice, except to institutional users (including schools) , which must receive at least oral notice the last business day before the planned interruption. The institutional users may designate a person or office to receive notice.

          (3) In the course of maintaining its Cable System, the Franchisee shall use replacement components of good and durable quality, with characteristics better than or equal to the replaced equipment and that at least satisfy all federal, state and local requirements.

          (4) The Franchisee shall identify and provide the telephone number for a senior employee or employees whom the City can contact whenever the business office is closed.

          (5) The City shall have the right to inspect the Cable System and Franchisee's equipment used in the construction, operation or maintenance of that System at any time upon reasonable notice.

     (e)  Picture Quality.  The cable System shall deliver to the Subscriber's
          ----------------
terminal a signal that is capable of producing a black-and-white or colored picture without visual material degradation.

     (f)  Interference with Reception.  The Cable System shall transmit or
          ----------------------------
distribute signals without causing objectionable cross-modulation in the cables or interfacing with other electrical or electronic networks or with the reception of other television or radio receivers in the area not connected to the network.

     (g)  Inspection.  The City shall have the right to inspect the Cable System
          -----------
and Franchisee's equipment used in the construction, operation or maintenance of that System at any time upon reasonable notice.

     (h)  Submission of Plans for System Upgrade.  If, during the Franchise
          ---------------------------------------
term, the Franchisee upgrades its Cable System, or changes out any component across the Cable System, it shall submit a plan to the City for its review at least 90 days before the upgrade or change-out is to commence. The plan, at a minimum shall describe:

          (1) The nature of the upgrade or change-out; the expected duration of the work; why it is being done and the alternatives considered; the manner of performance of the work, including any back-up or contingency plans, the potentially beneficial and negative effects of the upgrade or change-out on the City, the public, and subscribers; the steps taken to minimize public and subscriber inconvenience; the effect of the upgrade or change-out on the services offered or which can be offered by the Franchisee; whether the upgrade or change-out may affect the way in which subscribers can use consumer electronic equipment, and whether it will require subscribers to use additional or replacement equipment.

          (2) A plan for notifying subscribers of the upgrade or change-out that at a minimum satisfies the requirements of applicable laws and regulations and the Customer Service Standards set forth in Appendix A herein;

          (3) A precise description of the changes that will be made to the Cable System, including a description of the equipment that will be installed and replaced;

          (4) A timetable for the upgrade or change-out, showing the date the project is to commence, the date it is scheduled to end, and the work that will be completed at six-month intervals over the project term;

          (5) A map showing the portions of the Cable System that will be affected, if less than the entire Cable System will be affected; and

          (6) For a system upgrade, design maps and tree trunk maps for the upgrade.

     (i)  Completion of Plans for Upgrade or Change-out.  The Franchisee shall
          ---------------------------------------------
follow the plan submitted to the City, except as it may be amended in response to any comments by the City, and except for such minor variations as may be typical to avoid violation of applicable laws and regulations. Upon completion of the upgrade or change-out, the City reserves the right to require the Franchisee to commission an independent engineering study to determine whether the Cable System operates in accordance with the plan and applicable technical standards. Such right may be invoked only after the City identifies a specific technical problem and the problem persists after the Franchisee has been given an opportunity to cure under Section 14 (d) . However, nothing in this subsection (i) nor any act of compliance by Franchisee shall be deemed a waiver of any objection that Franchisee may make to any action by the City asserting regulatory authority over technical standards or the enforcement of such standards in contravention of federal law.

     (j)  Location of Physical Facilities.
          --------------------------------

          (1)  Franchisee's System.  The Franchisee shall furnish to the City a
               --------------------
map describing the location of all of the physical elements comprising the Cable System, including, but not limited to, antennae or other electromagnetic wave receivers, head-end and sub-head-end, trunk and feeder cable runs, studio and business office. All such elements and facilities within the Franchise Area shall be delineated on a street map of the City. The map shall be updated whenever portions of the Cable System are relocated. Upon request, the Franchisee promptly shall locate any of its facilities for the City, any person authorized to occupy the streets, or any other person.

          (2)  No Guarantee of Accuracy of Maps.  The City does not guarantee
               ---------------------------------
the accuracy of any maps showing the horizontal or vertical location of existing structures. In Public Streets, where necessary, the location shall be verified by excavation.

     Section 7.  Rates and Customer Service.
     ---------   ---------------------------

     (a)  Rates.  The City may regulate all rates and charges except to the
          -----
extent prohibited by applicable state or federal law. In the exercise of its rights hereunder, the City may, by ordinance, regulation or any other matter consistent with applicable law, adopt rules prescribing the manner in which the Franchisee rates may be submitted and reviewed, approved, disapproved or established. By way of illustration, the City may regulate required notice to be given to subscribers prior to any change in rates or services, and may determine how refunds are to be made for any amounts collected in excess of reasonable rates approved by the city or any other regulatory authority.

     (b)  Notice Requirements.
          -------------------

          (1)  Prior Notice Required.  At least forty-five (45) days prior to
               ----------------------
implementing changes in rate or charge levels, service terms or conditions, channel assignments or services, Franchisee shall provide the City with written notice describing any such changes it plans to make and the proposed effective date for the changes. At least thirty (30) days prior to implementing any changes in rate or charge levels, service terms and conditions, or services, the Franchisee must provide each notice to every affected subscriber, describing the changes it plans to make and the proposed effective dates for the changes. All notices of any such changes shall be clear and complete.

          (2)  Explanation of Changes.  Before it alters services, or service
               ----------------------
terms and conditions, Franchisee must provide a reasonably simply and clear written notice explaining the substance and full effect of the alteration, including the effect on rates and service options and the effect of the change on the use of other consumer electronic equipment. Such written notice shall be provided to the City at least forty-five (45) days, and to subscribers at least thirty (30) days, before the change.

          (3)  Effect of Changes without Notice.  Any change made without the
               ---------------------------------
notice required under this Section 7 shall be of no force or effect, and Franchisee shall be obligated to refund any increased amount collected without the requisite notice, and to restore service to the prior existing status, at least until the required notice is provided. This Section 7(b) (3) shall not be interpreted to limit the City's rights to regulate rates under Section 7 (a) , or to limit the availability of remedies under applicable laws or regulations or to limit rights under the customer service standards set forth in Appendix A.

      (c)  Customer Service.  The Franchisee must provide service adequate to
           ----------------
meet the reasonable needs of its Subscribers throughout the term of the Franchise. At a minimum, the Franchisee must comply with the requirements of the Initial Customer Service standards set forth in Appendix A herein, and to the extent they are stricter or address issues not addressed by the initial customer Service standards, the Franchisee must comply with federal, state and local standards established under applicable laws and regulations, including pursuant to 47 U.S.C. (S)552(b).

      Section 8.  System Facilities, Equipment and Services.
      ----------  ------------------------------------------

      (a)  Cable System Design.  The Franchisee shall maintain and operate the
           -------------------
existing 400 mHz, 52 channel system in good condition as required by this Franchise Agreement.

      (b)  System Facilities and Equipment.  The Franchisee's Cable System
           -------------------------------
shall, at all time during the Franchise term, include facilities and equipment so that its performance meets or exceeds the following minimum requirements:

           (1)  High Quality Equipment.  The Franchisee shall use equipment
                ----------------------
generally used in high-quality, reliable, modern systems of similar design, including but not limited to modulators, antennae, amplifiers. and other electronics which permit and are capable of passing through the signals received at the headend with minimal alteration or deterioration.

           (2)  Engineered and Activated Capacity.  Prior to any System rebuild,
                ---------------------------------
the Franchisee shall continue to maintain all equipment required to transmit at least 52 channels downstream in full configuration. The City may modify this minimum channel capacity requirement in the event of a System rebuild.

           (3)  Non-duplication Limitation.  The Franchisee shall use its best
                --------------------------
efforts to obtain and operate equipment, including timers, signal detection equipment or a combination thereof, so that only duplicated programming which the Franchisee is prohibited from carrying is eliminated from programming services carried on the System.

           (4)  Parental Control Device.  The Franchisee shall provide parental
                -----------------------
control devices to subscribers upon request which permit a subscriber to block out particular channels for particular periods. In addition, the Franchisee shall, upon request by a Subscriber install devices:

                a. so that access to Pay-Per-View programming be restricted through the use of an assigned confidential "personal identification number," or by other equally effective means; and

                b. so that the sound and video portion of any scrambled channel that carries programming can be blocked out.

           (5)  Subscriber Equipment.  The Franchisee shall make available to
                --------------------
every subscriber regardless of the level of service taken, converters that accept universal wireless remote controls.

     The Franchisee may not prohibit, as a condition of service, the rental or purchase of any equipment from an entity other than the Franchisee, provided, however, that nothing herein shall be construed as authorizing a customer to use such equipment in order to receive services that the customer is not otherwise allowed to receive from the Franchisee.

           (6)  Stereo  Capability.  The Cable System shall retransmit to
                ------------------
subscribers stereo signals from all programming services which are received in stereo, whether from broadcast or satellite. scrambled signals may use the FM band.

           (7)  Emergency Alert.  The Franchisee shall provide an Emergency
                ---------------
Alert System which permits the City to override the video and audio portions of all signals on all channels and which allows the City to:

           access and activate the audio Emergency Alert System by using a touch-tone telephone with a special security code, and play back a recorded audio message using the methods specified above over the Emergency Alert System.

     The Franchisee's obligations under this section include the obligation to provide the character generator and any and all other facilities and equipment for the cable System to insure that the Emergency Alert System functions properly. The Franchisee shall cooperate with the City to develop a plan for the regular testing of the Emergency Alert System.

           (8)  Standby Power.  The Franchisee shall have and maintain in good
                -------------
operating condition a standby power generation system capable of providing power to the Cable System for a minimum of three hours in the event of an electrical outage, including but not limited to back-up power supplies at the head-end capable of providing power to the System for a minimum of three hours in the event of an electrical outage. The obligation to provide back-up power supplies requires the Franchisee to provide and install equipment that will:

           a.  cut-in automatically upon failure of commercial utility AC power;

          b. revert automatically to commercial power when it is restored; and

          c. prevent the standby power source from powering a "dead" utility line.

          (c)  Public, Educational and Governmental Use.
               ----------------------------------------

               (1)  Channel Capacity.  The Franchisee shall set aside four (4)
                    ----------------
channels for general public,  educational and governmental use:

          one channel shall be for use by the city including the Manitowoc Public Library;

          one channel shall be set aside for Manitowoc Public Schools;

          one channel set aside for Manitowoc parochial schools; and

          one channel shall be set aside from Lakeshore Technical college and public access.

     The City shall have the right to require one (1) additional public, educational and governmental use channel at any time during the term of the Franchise.

     The Franchisee shall develop rules and procedures for the use of the
channel capacity required above.   The Franchisee shall be permitted to use such
channel capacity for the provision of other services in accordance with regulations established by the City if such channel capacity is not being used for the purposes designated, for such period of time as permitted by such regulations.

     (2)  Institutional Network.   Throughout the term of the Franchise  the
          ---------------------
Franchisee shall operate and maintain an Institutional Network (I-Net) for public, educational and governmental use, with no charge to the users for the capacity, facilities or other support provided by Franchisee (except as specifically indicated below). The I-Net shall be fully functional and, subject to any additional expansion or upgrade that may be ordered as part of a system rebuild, must have at least the following characteristics:

     (a) It must connect all public and parochial schools, and the following buildings. A drop and at least one outlet must be provided and maintained by Franchisee at each location. The I-Net locations may, at their own expense, install additional drops.

          1.  City Hall
          2.  The Safety Building (Fire and Police)
          3.  Manitowoc Public Library
          4.  University of Wisconsin Center
          5.  Riverview School
          6.  Manitowoc Cooperative Offices
          7.  Holy Family Memorial Medical Center
          8.  Municipal Field

          Additionally, the Franchisee shall continue to provide a microwave link with Lakeshore Technical College. As it exists upon the signing of this Agreement, the link consists of two, one-way microwave transmissions.

     (b) The I-Net must provide at least the functionality and capabilities that would be provided by a well-built and designed mid-split Cable System with 174-300 MHz available for PEG use downstream from the headend, and 5-116 MHz available for PEG use upstream to the headend. At least six (6) channels must be activated upstream and seven (7) downstream initially. Franchisee must activate additional capacity within the upstream and downstream bandwidths set forth above as directed by the City within 120 days of a written request from an institutional user. (An "institutional user" is any entity that controls an I-Net location). The Franchisee may require that user to bear responsibility for the cost of the modulators, demodulators and processors required to activate the additional capacity.

     (c) The I-Net must be able to send and receive signals to and from other I-Net locations, to receive PEG channels carried on the residential customer network, and to send signals onto those PEG channels via the I-NET.

     (d) I-Net users can use the I-Net for transmission of voice video or data services.

          (3)  Drops to Public Buildings.  The Franchisee shall install at no
               -------------------------
charge one (1) activated outlet and the wiring from the drop to the outlets required for the receipt of all cable system channels, including Institutional Network channels, in each school, public library and administrative office of the City located within 300 feet of the Cable System. If such additional locations are not located within three hundred (300) feet of any point on the existing Cable System at the time, the Franchisee may require the City to pay the additional costs of connection. The Franchisee shall provide cable service free of charge to the buildings referred to in this Section, except for any premium or pay per view services.

     In addition to the public buildings presently served by the Cable System, and the public buildings described above entitled to receive service, the City may also designate up to ten (10) additional public sites to be served. The Franchisee shall provide service to such sites under the same terms and conditions as for the sites designated in the first paragraph of this subsection (3).

     The Franchisee may request a delay in the installation of any outlet required under this section, which may or may not be granted by the City in its sole discretion.

     (4)  Support of PEG and Local Origination Programming.  The Franchisee
          ------------------------------------------------
shall continue to maintain the current level and availability of equipment, studio access, staff support and facilities used for PEG and local origination programming. In addition to this requirement, the Franchisee agrees to spend a minimum of $50,000 over the life of the Franchise for local origination or access equipment. The Franchisee shall produce and broadcast an average of five
(5) hours per week of local origination programming and, with repeat programming or programming obtained from other sources, broadcast an average of fifteen (15) hours per week of local programming.

     (d)  Leased Use.    The Franchisee shall provide commercial use (hereafter,
          ----------
"leased") channels as required under the Cable Act.

     (e)  Subscriber Services.
          -------------------

          (1)  Basic Services. The Franchisee shall, until this requirement may
               --------------
be modified by the City as part of any System rebuild, provide a minimum of 46 channels of basic and expanded basic service, including the four channels designated for general public, educational and governmental use under (c) .

          (2)  Categories of Services.   In addition to providing other services
               ----------------------
required by this Franchise Agreement, the Franchisee agrees to provide the following broad categories of video programming or other services:

          a. Local commercial and public broadcast programming, if the Franchisee is legally authorized to carry such programming,

          b. Milwaukee commercial broadcast programming, if the Franchisee is legally authorized to carry such programming,

          c.   Full-time non-broadcast arts/cultural programming,

          d. Full-time non-broadcast educational and informational programming,

          e.   Full time non-broadcast children's programming,

          f.   Full time non-broadcast sports programming,

          g.   Locally originated programming,

          h.   FM audio programming

          i. programming which satisfies ascertained needs and interests of the citizens of the City.

          (3)  Satisfaction of Requirements.
               ----------------------------

          a. Nothing in this subsection (e) shall be read to require the Franchisee to carry more commercial or non-commercial broadcast programming than it is required to carry under the Cable Television Consumer Protection and Competition Act of 1992.

     Section 9.  Nondiscrimination.
     ---------   -----------------

     (a)  No Discrimination in Service or Rates. The Franchisee shall not refuse
          -------------------------------------
to provide service or access, or otherwise discriminate against subscribers, programmers or other persons. Without limiting the foregoing;

          (1)  No Discrimination in Service.   The Franchisee may not deny
               ----------------------------
service, delay providing service, impose additional requirements or security or otherwise discriminate against persons in violation of state, federal or local law or regulations;

          (2)  No Discrimination for Enforcement of Rights.  The Franchisee may
               -------------------------------------------
not discriminate among persons or take any retaliatory action against a person because of that person's exercise of any right it may have under federal, state or local law, nor may the Franchisee require a person to waive such rights as a condition of receiving service;

          (3)  No Redlining.  The Franchisee may not refuse to provide service
               ------------
to or levy different rates and charges on any group of potential residential cable subscribers because of the income of the residents of the local area in which such group resides;

          (4)  No Rate Discrimination.   Except to the extent the City may not
               ----------------------
enforce such a requirement, the Franchisee is prohibited from discriminating in its rates or charges or from granting undue preferences to any subscriber, potential subscriber, or group of subscribers or potential subscribers; provided, however, the Franchisee may offer temporary, bona fide, promotional discounts in order to attract or maintain subscribers, provided that such discounts are offered on a nondiscriminatory basis to similar classes of subscribers throughout the City. Notwithstanding the foregoing, the Franchisee may offer discounts for the elderly, the handicapped or the economically disadvantaged, if such discounts are offered and applied in a uniform and consistent manner.

     (b)  Equal Employment Opportunity.     The Franchisee must
          ----------------------------
comply with all applicable state, federal and local laws and regulations regarding equal employment opportunity.

     Section 10.  Records.
     ----------   -------

     (a)  Maintenance and Access. The Franchisee shall collect and maintain
          ----------------------
complete and accurate books of account and records of its business and operations and all other records required by this Franchise, and shall allow the City to inspect and copy all such records whether held or created by it, or held or created by another person on its behalf, including but not limited to accounting, financial, planning, engineering, statistical, survey, Subscriber and service records relating to the Cable System, or recording information relating to the Cable System upon reasonable notice and during normal business hours. The disclosure of such information by Franchisee to City shall be based upon the City's need to have such information in order to ensure compliance with the terms of this Franchise Agreement or Chapter 27 of the Manitowoc Municipal Code. The Franchisee shall be required to identify any records requested by the City which Franchisee asserts are exempt from disclosure because such records are not needed to ensure such compliance.

     (b)  Location.  The records set forth above shall be made available to the
          --------
City at the business office serving the City which shall be located within the City.

     (c)  Court and Agency Reports and Filings.  The Franchisee shall submit to
          ------------------------------------
the City copies of all pleadings, applications, reports, communications and documents of any kind submitted to; copies of all decisions, correspondence and orders received from; and any suits, liens, notices of foreclosure or secured interests filed with; any Federal, state or Local courts, regulatory agencies or other government bodies relating to the operation of management of the Cable System. Documents shall be mailed by first class mail, postage prepaid, to the City at the same time they are submitted to said courts, agencies or other bodies, or, in the case of documents received, within five (5) days of receipt. The Franchisee must ensure that this provision is complied with regardless of whether filings are made by it, or on its behalf, or whether material is received by it or on its behalf.

     (d)  Records Maintained.  The Franchisee shall maintain the following
          ------------------
records for a period of at least five (5) years in a form acceptable to the
City:
          (1)  Complaints.    The Franchisee shall record and
               ----------
maintain records of all complaints received, including but not limited to complaints requiring service calls, and written complaints concerning billing, prices, employee courtesy, programming, safety, operational policies, outages, signal quality and service disruptions. Records of verbal complaints, as opposed to written complaints, need only be kept for one year.

          (2)  Outage Records.  Records of outages, indicating date, duration,
               --------------
action taken, area and the estimated number of subscribers affected, type of outage and cause.

          (3)  Service Call Records.  Records of service calls for repair and
               --------------------
maintenance, indicating date and time service was requested, date of acknowledgment and date and time service was scheduled (if it was scheduled), the date and time service was provided (and if different) the date and time the problem was solved.

          (4)  Installation/Connection/Extension Records.  Records of
               -----------------------------------------
installation/reconnection and requests for service extension, indicating date of request, date of acknowledgment, and date and time service was provided.

          (5)  Maps. Maps showing the location of the Cable system and as-built
               ----
maps.

          (6)  Technical Tests.   Records of all technical and quality control
               ---------------
tests performed by the Franchisee, whether on its own initiative or pursuant to the requirements of this Franchise or applicable laws or regulations.

          (7)  Financial Records. Records showing all expenses (as necessary to
               -----------------
determine compliance with the terms of this agreement) and all revenues associated with the Cable System, including records of any revenues upon which a franchisee fee could be levied.

          (8)  Capital Additions and Retirements.  Records of any capital
               ---------------------------------
additions to and retirements from the Cable System, and of any contributions to construction made by Subscribers.

     (e)  Monthly Reports. If requested, the Franchisee shall provide the
          ---------------
following current reports on the fifteenth day of each month, in a form acceptable to the City.

          (1)  Service Calls.   A report showing the number of service calls
               -------------
received during the prior month, broken down, separately, by the type of complaint; the cause of the problem; and the length of time it took to resolve the complaint; and showing the percentage of service calls compared to the number of basic Subscribers.

          (2)  Outages. A report showing the number of outages for the prior
               -------
month, and identifying separately each planned outage, the purpose of the outage, the time it occurred, its duration, and the estimated area and number at Subscribers affected; and each unplanned outage, its cause, the time it occurred, its estimated duration and the estimated area and the number of Subscribers affected; and the total hours of outages as a percentage of total hours of cable System operation.

          (3)  Subscriber Information.  The number of Subscribers added for each
               ----------------------
tier and for each premium service; and the number of Subscribers disconnected for each tier and for each premium service.

          (4)  Customer Service Statistics. Statistical data showing information
               ---------------------------
required to assess the Franchisee's compliance with the requirements of any applicable customer service standards.

     (f)  Annual Reports.  Within ninety (90) days after the close of
          --------------
Franchisee's fiscal year, the Franchisee shall submit a written annual report, in a form approved by the City, including, but not limited to, the following information:

          (1)  Summary of Activities.   A summary of the previous year's
               ---------------------
activities in the development of its Cable System in the city, including, but not limited to, a description of all additions, deletions, improvements to and extensions of the Cable System during the reporting year and the capital cost associated with each such extension; services initiated or discontinued; number of subscribers (including gains and losses); homes passed; and miles of cable distribution plant in service. The summary shall also include a comparison of any construction, including system upgrades, actually completed during the year with any projections previously provided to the City, as well as a description of rate and charge increases and/or decreases for the year.

          (2)  Financial Statement.  A financial statement of the Franchisee
               -------------------
certified by an officer of the Franchisee showing as separate line items every source and the amount of gross revenue of the Franchisee for the calendar year, including revenue for the entire area served by the cable system which serves the City of Manitowoc, a breakdown of such revenues pertaining to the City of Manitowoc only, and the method used to break out city of Manitowoc only information. The statement shall include notes that compare the current year with the prior year.

          (3)  Maps. A detailed copy of updated maps depicting the location of
               ----
all cable plant, showing areas served and locations of all trunk lines and feeder lines in the City. The Franchisee need not produce as-built maps to comply with this section, if it produces other maps that show accurately the location of its facilities.

      (g) Format.   In the event any records described in this Section contain
          -------
information pertaining to the Cable System for the City of Manitowoc and a larger group of systems of which the Manitowoc Cable System is a part, the Franchisee shall, except as the City otherwise agrees, separately delineate the information relating to the City of Manitowoc Cable System from information relating to other related Cable systems.

      (h) Responses to Questions.  Franchisee and its Affiliates, and any other
          ----------------------
entity that constitutes a cable operator of Franchisee's Cable System which is in control or possession of information respecting the Cable System, shall respond to inquiries from the City concerning the construction, operation, installation or maintenance of the Cable System; plans for its expansion; Cable System revenues; and the Franchisee, Affiliate, or cable operator's financial or
legal status,  including requests for   financial information.   The City also
reserves the right to require the submission of such other reasonable reports as it deems necessary to review Franchise compliance with terms of the Franchise
and Franchisee agrees  to provide such reports.   The information requested
shall be provided within 30 days of request. Requests for extensions of time to respond shall not be unreasonably denied. The disclosure of such information by Franchisee to City shall be based upon the City's need to have such information in order to ensure compliance with the terms of this Franchise Agreement or Chapter 27 of the Manitowoc Municipal Code. The Franchisee shall be required to identify any records requested by the City which Franchisee asserts are exempt from disclosure because such records are not needed to ensure such compliance.

      (i) Maintenance of Records by Others.   This Section 10 reaches documents
          --------------------------------
relating to the Cable System for the City, and documents that relate to a larger group or groups of systems, of which the Cable System is a part. Such records are deemed to be maintained on the Franchisee's behalf for purposes of this Section.

     Section 11.  Transfers.
     ----------   ---------

      (a)  Franchisee Ownership.   Except as otherwise provided in this
           --------------------
Franchise or applicable laws and regulations, the Franchisee shall at all times during the term of the Franchise and any extensions thereto or renewals thereof, be the full and complete owner of, or have complete possessory rights to, all facilities and property, real and personal, of the Cable System.

      (b) Transactions Involving Facilities.  The Franchisee shall not enter
          ---------------------------------
into any transaction concerning the ownership of the facilities and property, real or personal, of the Cable System or any portion thereof, unless consummation of such transaction is subject to any required approval by the City hereunder. Any approval may be conditioned as required to protect the rights of the City or the public interest.

     (c) Limitation.   The restrictions on transfer of ownership of the
         -----------
facilities and property of the cable system shall not apply to disposition of worn-out or obsolete facilities or personal property in the normal course of constructing, operating, maintaining and repairing the system, provided such facilities and property are removed and replaced with facilities and property that at least perform the same functions, with at least the same reliability and quality as the facilities and property being disposed of.

      (d) Other Transfers.  The Franchise may not be assigned or transferred, in
          ----------------
whole or part, or leased or sublet, mortgaged or pledged in trust by any means, without prior written notice to the City, in accordance with Section 11(f), and the prior written approval of the City upon its good faith determination that the transaction proposed by the Franchisee will not be adverse to the interests of the City under the Franchise or otherwise contrary to the public interest. Any approval may be conditioned as required to protect the rights of the City or the public interest.

      (e) What Constitutes A Transfer.  A change of control or ownership of
          ----------------------------
Franchisee or Affiliate that is involved in the operation or management of the Cable System shall be considered a transfer of the Franchise. The term "control" includes actual working control in whatever manner exercised. A transfer shall be deemed to have occurred whenever one entity or a group acting in concert acquire, directly or indirectly, a twenty (20%) percent or greater ownership interest in the Franchisee. A transfer shall also be presumed to have occurred in the case of a partnership, if a general partner is changed, eliminated or added.

      (f) Notice of Transfer.  The Franchisee and the proposed transferee
          -------------------
jointly must notify the City in writing of any sale or transfer subject to approval under this Section 11. At the time the notice is submitted, the Franchisee and proposed transferee shall complete any application provided by the City requesting approval of the transfer and shall submit information required under applicable laws and regulations, including information requested by the City relating to the matters for consideration set forth in
(g). The Franchisee and transferee must cooperate to provide documents and respond to requests for information by the City regarding the proposed transaction and its potential effects. The notice and information required must be provided at least one hundred twenty (120) days before the proposed transaction is scheduled to close.

      (g) Matters for Consideration.   In determining whether a proposed
          --------------------------
transaction is adverse to the interests of the City under the Franchise or otherwise contrary to the public interest, the City may examine the financial, technical, legal or other qualifications of the transferee, whether the transferee agrees to accept and to be bound by related amendments, ordinances, and resolutions then lawfully in effect; whether the transferee agrees to accept and be bound by each and every term of the Franchise; whether the transferee agrees to accept and to be bound by related amendments, ordinances and resolutions then lawfully in effect; whether the transferee agrees to assume all liability and responsibility for acts and omissions of Franchisee, known and unknown, and to correct any defects in performance; whether the transferee agrees that the transfer will not allow it to exercise any rights which could not have been exercised by the transferor, had it continued to hold the Franchise; the effect of the transaction on the terms, conditions and quality of the services provided to Subscribers; the effect of the transaction on any rights of the City or Subscribers under applicable law; the effect of the transfer on competition for the provision of cable services or other communications services within the Franchise Area; and any other matter which the City is legally entitled or required to consider.

     (h) Prohibited Transfers.   Notwithstanding anything herein to the
         ---------------------
contrary, the City reserves the right to prohibit any requested transfer in circumstances in which the City determines that the acquisition of the cable system by the transferee may eliminate or reduce competition in the delivery of cable service in the City of Manitowoc.

     (i)  Securing Debt.   Notwithstanding the foregoing, pledges in trust or
          --------------
mortgages of the assets of the system to secure the construction, operation or repair of the Cable System may be made without the City's prior consent; except that no such arrangement may be made which would in any respect under any condition prevent the Franchisee or any successor from complying with the Franchise and applicable laws and regulations, nor may any such arrangement permit a third party to succeed to the interest of Franchisee, or to own or control the Cable System without the prior consent of the City.

     (j)  Public Hearing; Time for Consideration.   Deliberations on a request
          ---------------------------------------
for assignment or transfer of the Franchise shall include a notice and a hearing affording the public opportunity for full participation. Unless the parties agree to some other date, the City must adopt a Resolution denying, approving or approving a transaction proposed subject to conditions within one hundred twenty
(120) days of the date the Franchisee and transferee submit all the information reasonably required to be submitted by Section 11 (f). If the City does not so act, the request for approval of the transaction shall be deemed granted.

      (k) Concurrence in Approval.   At such time as the City may approve a
          ------------------------
proposed assignment or transfer of the Franchise, such approval shall be contingent upon the concurrence of the Federal or State regulatory agencies having jurisdiction, if such concurrence is then required by law.

      (l) Effect of Unlawful Transfer.  Any transaction requiring prior approval
          ----------------------------
that is made in violation of this section shall make the Franchise subject to termination by the City.

      (m) Costs.    To the extent permitted by federal law, the City as a
          ------
condition of approval of a transaction, may require the transferee to bear the City's reasonable costs associated with the review of any transfer request.

     Section 12.    Indemnification and Insurance.
     -----------    ------------------------------

      (a) Indemnification.  The Franchisee shall protect, defend, indemnify and
          ----------------
hold free and harmless the City and its officers, employees, committees, boards, commissions and other governmental subunits, advisors and agents, from and against any and all liability, losses, penalties, damages, settlements, costs, charges, professional fees or other expenses or liabilities of every kind and character arising out of or relating to any and all claims, liens, demands, obligations, actions, proceedings or causes of action of every kind and character (referred to collectively below as "claims") in connection with or arising directly or indirectly out of the issuance and administration of the Franchise, or the Franchisee's enjoyment or exercise of the same. By way of illustration and not limitation, this would include claims arising out of acts or omissions in constructing, operating or repairing the Cable System by the Franchisee or any entity for whose acts or omissions the Franchisee may be liable, without regard to whether the act or omission giving rise to the indemnity was required, allowed, or prohibited by the Franchise or applicable law, and claims of injury to persons or damage to property occasioned by reason of any conduct undertaken pursuant to the Franchise. Without limiting the generality of the foregoing, any and all such claims relating to personal injury, death, damage to property, defects in material or workmanship, actual or alleged infringement of any patent, trademark, copyright (or application for any thereof) or of any other tangible or intangible personal or property right, or any actual or alleged violation of any applicable statute, ordinance, administrative order, rule or regulation, or decree of any court, shall be included in this indemnity. The Franchisee shall investigate, handle, respond to, provide defense for and defend any such claims, etc., at its sole expense and shall bear all other costs and expenses related thereto, even if the Franchisee believes the claim is groundless, false or fraudulent. Provided, further, that the duty to indemnify includes, but is not limited to, the duty to pay the reasonable expenses incurred by the City, its officers, agents and employees, in defending themselves, including but not limited to all out-of-pocket expenses, and, if Franchisee or the City determines that the interests of the Franchisee and the City conflict, attorneys fees for outside counsel, and the reasonable value of any services rendered by the City's attorney or any legal assistants, or by any employees of the City in defending the matter.

     (b)  Insurance.
          ----------

          (1) Insurance Required.   The Franchisee shall purchase and maintain
              -------------------
during the full term of the Franchise and any extensions and renewals thereof, such insurance as will protect it and the City from any claims which may arise directly or indirectly or result from the issuance of the Franchise or the enjoyment or exercise of the same, including, by way of illustration and not limitation, claims that may result from the construction, operation or repair of the Cable System, whether such construction, operation or repair is performed by
the Franchisee or by anyone for whose acts the Franchisee may be liable.   The
insurance shall, at a minimum, include the following:

      a. Workers compensation, including liability benefits and any other legally required employee benefits, shall be supplied in statutory amounts.

      b. General Liability Insurance, including Motor Vehicle, shall be supplied in the following amounts:

          Personal injury or death:    $1,000,000 per person
          Property damage:                500,000 per occurrence
          Umbrella liability:           5,000,000

          Cablecaster's liability:      1,000,000 per occurrence


      The umbrella liability shall include coverage of worker's compensation, commercial or comprehensive general liability, coverage for claims arising under the laws of copyright, defamation, invasion of privacy, obscenity and other, similar laws relating to the production, publication and retransmission of information.

     (2) Endorsements in Favor of Municipalities.
         ----------------------------------------

     a. The City shall be named as an additional insured on all policies maintained pursuant to the Franchise, except Worker's Compensation Insurance;

     b. The Franchisee's liability insurance policies shall include an endorsement that recognizes that insurance policies cover the Franchisee's duty to indemnify in accordance with Section 12(a) of this Agreement.

      c. The Franchisee's insurance policies shall contain an endorsement stating:

     It is understood and agreed that this policy may not be cancelled nor the amount of coverage reduced, nor the coverages materially modified in a manner that decreases coverages until 30 days after receipt by each of the Clerk of the City of Manitowoc, by certified mail, of a written notice of intent to cancel, reduce or modify the coverage.

     (3)  Evidence of Insurance.  The Franchisee shall furnish to the City
          ----------------------
certificates of insurance acceptable to the City which shall show that the policies include all the coverages and the endorsements specified above. The certificates shall be provided within 30 days of the date this Agreement is signed, and new certificates shall be provided annually on December 31 of each year, or any time the insurance carrier or policies are changed. Failure to maintain insurance as required herein, or to furnish certificates of insurance shall constitute a material and substantial violation of this Agreement. In the event of any dispute regarding Franchisee's insurance coverage the Franchisee shall provide the City complete copies of the insurance policies (including any riders or addenda thereto).

      (4) Approval.  All insurance coverage shall be subject to approval of the
          ---------
City as to the issuing Company and the form of the policies and certificates of insurance, which approval will not be unreasonably withheld.

      (5) Other Policies.  The Franchisee, in addition to all other insurance
          ---------------
requirements herein, shall procure and maintain insurance in the type and amount as may be required in any license, permit, or agreement obtained in connection with the construction, operation or repair of its Cable System and which is necessary to complete any construction, operation or repair (e.g., Highway Permit, Railroad Crossing Agreement, Corps of Engineer Permit) regardless of who secured the license, permit or agreement.

      (6) Additional Insurance.  The City may require the franchisee to
          ---------------------
provide additional coverages or increase the insurance amounts from time to time as it deems appropriate to reflect inflation and increased risks to the City.

      Section 13.  Performance Security.
      ----------  ---------------------

      (a) Security Provided.  To secure the faithful performance of all
          ------------------
Franchise Agreement obligations, compliance with all orders, permits and directions of any agency of the City having jurisdiction over its acts or defaults under the franchise, the payment by the Franchisee of any claims, liens, fees, forfeitures, payments, assessments or taxes due the City under this Franchise Agreement or otherwise, or which arise by reason of the construction, operation, maintenance or repair of the Cable System and the payment of any damages, penalties, fees and costs incurred by the City with respect to the same, including reasonable legal expenses incurred in successfully enforcing the Franchise Agreement, the Franchisee shall provide the City with the following security:

          (1) Security Fund.   On or before January 1, 1997 the Franchisee shall
              --------------
deposit with the City the sum of $10,000.00. The City shall deposit these funds in an interest bearing account (the "security fund") payable in whole or in part, to the City upon demand. Interest on the security fund as accrued, shall become a part of the security fund.

          (2) Performance Bond. On or before January 1, 1997, the Franchisee
              -----------------
shall post with the City a Performance Bond in the amount of $100,000.00.    The
form of Performance Bond shall be subject to approval as to content and form by the City Attorney. Among other provisions, the Performance Bond must provide:

          a. That the City may recover on the Performance Bond upon the City's certification that the Franchisee is in substantial default of the Agreement and the amounts recoverable under the Performance Bond shall be recoverable jointly and severally from the Franchisee and the surety;

          b. That the total amount of the Performance Bond shall be forfeited in favor of the City in the event the Franchisee abandons the cable system at any time during the term of the franchise or any extension thereto; or the Franchisee attempts to transfer or transfers the Franchise without the prior express written consent of the City.

          c. Any performance Bond submitted hereunder shall contain the following endorsement:

          "This Performance Bond may not be cancelled, allowed to lapse or the amount thereof reduced until at least thirty (30) days after receipt by the City of Manitowoc City Clerk, by certified mail, of a written notice from the issuer of the Performance Bond of its intent to cancel the Performance Bond, to allow it to lapse or to reduce the amount of the performance Bond."

A Letter of Credit may be substituted for the Performance Bond upon mutual agreement of the parties.

          (3) Construction Performance Bond.   In the event the Cable System is
              ------------------------------
further upgraded, removed, relocated or otherwise undergoes any reconfiguration or other change involving work costing more than $100,000, the City may require the Franchisee to provide a performance bond in a form and with a Company acceptable to the City to secure the faithful performance of such work, and to protect the City from any damages or expense arising out of the work, or the breach of any promise to perform it. The performance bond shall be in an amount equal to ten percent (10%) of the estimated total cost of the work, and in a form satisfactory to the

City. Any performance bond required under this Section shall contain the following endorsement:

     "This bond may not be cancelled, or allowed to lapse, or the amount of the bond reduced until 30 days after receipt by each of the respective Clerks of the City of Manitowoc, by certified mail, of a written notice from the issuer of the bond of its intent to cancel the bond, to allow it to lapse, or to reduce the amount of the bond."

      Failure to maintain the performance bonds required herein shall constitute a material and substantial violation of this Agreement .

          (4) Use of Funds.   If the Franchisee fails to make timely payment to
              -------------
the City or its designee or designees of any amount due as a result of this Franchise; or fails to make timely payment to the City or its designee of any liquidated damages or penalties due under this Agreement or applicable law; or fails to make timely payment to the City of any taxes due; or fails to compensate the City within twenty (20) days of written notification that such compensation is due, for any damages, costs or expense the City suffers or incurs by reason of any act or omission of the Franchisee in connection with this Agreement or applicable law or regulations, or the enforcement of the same; or fails, after twenty (20) days notice to comply with any provision of this Agreement or applicable law or regulations which the City reasonably determines can be remedied by an expenditure of the security; the City may withdraw the amount thereof, with interest and any penalties, and without further notice to Franchisee, from the Security Fund and from the surety under any Performance Bond.

          (5) Notification.  within three (3) days of withdrawal from the
              -------------
Security Fund the City shall mail written notification of the amount, date and purpose of such withdrawal to the Franchisee.

          (6) Inadequate Fund Balance.   If at the time of withdrawal from the
              ------------------------
Security Fund by the City, the amounts available are insufficient to provide the total payment toward which the withdrawal is directed, the balance of such payment shall continue as an obligation of the Franchisee to the City, until paid.

          (7) Replenishment. No later than thirty (30) days after mailing of
              --------------
notification the Franchisee by certified mail, return receipt requested, of a withdrawal pursuant to (5) above, the Franchisee shall deliver to the City for deposit in the Security Fund an amount equal to the amount so withdrawn. Failure to make timely delivery of such amount to the City shall constitute a material and substantial violation of this Agreement.

          (8)  Disposition.  Upon termination of the Franchise under conditions
               -----------
other than those stipulating forfeiture of the Security Fund, the balance then remaining in the Security Fund shall be withdrawn by the City and paid to the Franchisee within ninety (90) days of such termination, provided that there is then no outstanding default on the part of the Franchisee.

          (9) Failure to Provide or Maintain Security.   Failure to provide or
              ---------------------------------------
maintain the security required under this Section shall constitute a material and substantial violation of this Agreement.

     Section 14.  Remedies.
     -----------  ---------

     (a)  Availability of Remedies.
          -------------------------

          (1)  Remedies Cumulative.  All remedies under the Cable Ordinance and
               --------------------
this Agreement are cumulative unless otherwise expressly stated. The exercise of one remedy shall not foreclose use of another, nor shall the exercise of a remedy or the payment of liquidated damages or penalties relieve the Franchisee of its obligations to comply with its Franchise. Remedies may be used singly or in combination; in addition, the City may exercise any rights it has at law or at equity.

          (2)  Remedies Nonexclusive.  The remedies provided for in this
               ----------------------
Franchise Agreement are nonexclusive. Except as specifically limited herein, each party shall have any and all remedies available at law or in equity.

          (3)  Relation to Insurance and Indemnity Requirements.  Recovery by
               -------------------------------------------------
the City of any amounts under the performance bonds, insurance, or Security Fund required hereunder does not limit the Franchise's duty to indemnify the City in any way; nor shall recovery of any amounts under the performance bonds, indemnity, insurance or Security Fund relieve the Franchisee of its obligations under the Franchise, limit the amounts owed to the City, or in any respect prevent the City from exercising any other right or remedy it may have.

     (b)  Liquidated Damages.  Because Franchisee's failure to comply with
          -------------------
provisions of its Franchise will result in injury to the City, and because it will be difficult to estimate the extent of such injury, the City and Franchisee agree to the following liquidated damages for the following violations, which represent both parties' best estimate of the damages resulting from the specified injury.

          (1) For transferring the Franchise without approval; $2,000/day for each violation for each day the violation continues;

          (2) For all other violations which actual damages may not be ascertainable, $200/day for each violation for each day each violation continues.

     (c)  Revocation.  In addition to all other rights and powers of the City by
          -----------
virtue of this Agreement, the City may revoke the Franchise and all rights and privileges of the Franchisee thereunder in the event the Franchisee:

          (1) violates any material provisions of its Franchise, applicable law and regulations governing the construction, operation or maintenance of its Cable System, or any rule, order or determination of the City made pursuant thereto;

          (2) attempts to evade any material provision of its Franchise or applicable laws or regulations or practices any fraud or deceit or attempts to defraud or deceive its customers or the City;

          (3) becomes unable or unwilling to pay its debts, or comply with any material term of this Franchise.

          (4) provides false or misleading information, in the course of obtaining this Franchise, any modification or transfer of the Franchise, or any rate increase; or

          (5) abandons its Franchise. The Franchisee shall be deemed to have abandoned its Franchise if it willfully refuses to operate the Cable System as required by its Franchise, when there is no event beyond Franchisee's control that prevents the operation of the Cable System, and where operation would not endanger the health or safety of the public or property.

     (d)  Procedure.
          ----------

          (1)  Notice.  Before the City invokes remedies under (b) or (c), the
               -------
Franchisee must be given notice and an opportunity to request a hearing. The City shall comply with this request by sending the Franchisee a written Violation Notice, briefly describing the nature of the violation.


          (2)  Review.  Within twenty (20) days after mailing of a Violation
               -------
Notice pursuant to Section (d) (1) above, the Franchisee must cure the violation, or request a hearing before the City, or its designee (i) to contest the violation; or (ii) if the violation cannot be cured within ten (10) days even with the exercise of due diligence, to propose a plan and alternative schedule for curing the violation. To cure, a Franchisee must deposit with the City all liquidated damages and other amounts that may be owed. If the Franchisee contests the violation in whole or in part, its request for a hearing
(i) must fully explain why it believes it is not in violation; and (ii) attach the documents, if any, which it believes support its claim. If the Franchisee proposes a plan and alternative schedule for compliance, its proposal must (i) describe what the Franchisee will do to cure the default and by what date, (ii) explain why the default could not be cured in twenty (20) days; and (iii) provide all documents that it believes support its claim that an alternative schedule is required and the plan and schedule it proposes are reasonable. Upon receiving a request, the City shall schedule a hearing at which the Franchisee must be given the opportunity to appear. The pendency of hearing shall suspend payment but not the accrual of any liquidated damages, imposition of any penalties or revocation.

          (3)  Time for Exercise of Certain Remedies.  The City may take action
               --------------------------------------
to revoke the Franchise or collect damages if the City finds that a violation has occurred and is not excused (the "Determination of Default"). This Determination may be made at any time twenty (20) days after the Notice of Violation is issued if no hearing is requested, or any time after the conclusion of a hearing if one is requested. However, the City may not revoke the Franchise under Section 14 (c), or collect damages if it determines (i) that the Franchisee has cured the violation; or (ii) that the Franchisee has proposed a reasonable plan and alternative schedule for curing a violation that could not have been cured within twenty (20) days even with the exercise of due diligence. The City shall mail a notice to the Franchisee if it revokes the Franchise or claims damages, describing the action taken by the city, and specifying the date upon which the revocation shall be effective.

          (4)  Payment of Liquidated Damages.  The Franchisee shall pay the full
               ------------------------------
amount of any claimed liquidated damages to the City within ten (10) days after mailing of a Violation Notice pursuant to this section 14(d) (1) above, or, if a hearing is requested, after completion of the hearing, if the City determines the Franchise has been violated.

          (5)  No Waiver.
               ----------

               a.   General.  The failure of the city, upon one or more
                    --------
occasions, to exercise any right or to require compliance or performance under this Agreement, or any other applicable law, ordinance or regulation shall not be deemed to constitute a waiver of any right or a waiver or performance, unless (and only to the extent that) a waiver has been expressly provided for in writing.

               b.   Waiver Not Implied.  Waiver of a breach of this Agreement,
                    -------------------
or applicable law, ordinance or regulation, is not a waiver of any breach, whether similar or different from that waived. Neither the granting of this Franchise nor any provision herein shall constitute a waiver or bar to the exercise of any governmental right or power of the city, including without limitation the right of eminent domain.

          (6)  No Recourse.  The Franchisee shall have no recourse whatsoever
               ------------
against the City for any loss, cost, expense or damage arising out of any provision or requirement of its Franchise because of its enforcement or non-enforcement, and without regard to whether the act or omission giving rise to the loss, cost, expense or damage was required or not required by the Franchise; provided, however, that nothing herein shall preclude Franchise from seeking any injunctive relief available to Franchisee.

     Section 15.  Effect of Termination; Continuity of Service.
     -----------  ---------------------------------------------

     (a)  When Terminated.  The Franchisee's Franchise terminates as provided in
          ----------------
Section 3.

     (b)  Removal of System Upon Termination.  Within twelve (12) months of the
          -----------------------------------
termination of the Franchise, the Franchisee shall remove its Cable System from all Streets and property occupied pursuant to this Franchise, unless the City notifies the Franchisee that it intends to exercise its purchase option under this Section 15(f). At the option of the City, any portions of the Cable System that are not removed within that twelve (12)-month period shall become the property of the City. Franchisee shall not abandon its cable system or any portion thereof at any time without the City's prior written consent.

     (c)  Continuity of Service.  It is the right of all subscribers in the
          ----------------------
Franchisee's Franchise Area to receive all available services from the Franchisee as long as their financial and other obligations to the Franchisee are satisfied.

     (d)  Duty to Assure Continuity of Service.  The Franchisee shall ensure
          -------------------------------------
that all subscribers receive continuous uninterrupted service in accordance with this Section 15. At the City's request, the Franchisee shall operate its system for a temporary period (the "Transition Period") following the termination, sale or transfer of its Franchise as necessary to maintain service to subscribers; and shall cooperate with the City to assure an orderly transition from it to another Franchisee or cable operator. The Transition Period shall be no longer than the reasonable period required to select under another Franchisee or operator and build a replacement system, if necessary, and shall not be longer than six (6) months, unless extended by the City for good cause. During the Transition Period, the Franchisee will continue to be obligated to comply with the terms and conditions of this Agreement and applicable laws and regulations.

     (e)  Failure to Operate.
          -------------------

          (1)  Effect of Failure.  If the Franchisee abandons its system during
               ------------------
the Franchise term, or fails to operate its system in accordance with this
Section 15 during any Transition Period, the City, at its option, may operate the Cable System or designate another entity to operate the Cable System temporarily until the Franchisee restores service under conditions acceptable to the City or until the Franchise is revoked and a new Franchisee or operator selected by the City is providing service; or obtain an injunction requiring the Franchisee to continue operations. If the City is required to operate or designate another entity to operate the Cable System, the Franchisee shall reimburse the City or its designee for all reasonable costs and damages incurred that are in excess of the revenues from the Cable System.

          (2)  Injunctive Relief Shall Be Granted.  The parties agree that the
               -----------------------------------
City is entitled to injunctive relief under this Section 15 if;

          (a) Franchisee fails to provide Cable Service in accordance with this Franchise over a substantial portion of the Franchise Area for 96 consecutive hours, unless the City authorizes a longer interruption of service; or

          (b) Franchisee, for any period, willfully and without cause refuses to provide Cable Service in accordance with this Franchise over a substantial portion of the Franchise Area.

     (f)  Option to Purchase.
          -------------------

          (1)  When Exercisable.  In the event the Franchise is cancelled,
               -----------------
revoked or not renewed, the City shall have the option to purchase the cable system.

          (2)  How Exercisable.  If the City intends to exercise the purchase
               ----------------
option, it must so notify the Franchisee in writing no later than sixty (60) days after the cancellation, revocation or nonrenewal of the Franchise. If the City notifies the Franchisee it intends to exercise this option, the parties shall promptly enter into negotiations to establish terms and conditions of the sale consistent with general industry practices, except that the price for the Cable System shall be determined in accordance with Section 15(f)(3) and (4).

          (3)  Purchase Price Upon Expiration.  In the event of purchase by the
               -------------------------------
City at the end of the franchise term provided for in Section 3, the purchase price shall be the fair market value, determined on the basis of the cable system valued as a going concern, but with no value allocated to the Franchise itself.

          (4)  Purchase Price on Termination for Cause.  In the event of
               ----------------------------------------
purchase by the City upon revocation for cause, cancellation of the Franchise or if the Franchise is voided, the purchase price shall be an "equitable price" as that term is used in Section 627(b) of the Cable Act, 47 U.S.C. (S)547(b).

     Section 16.  Other Provisions.
     -----------  -----------------

     (a)  Severability.  In the event that a court or agency of competent
          -------------
jurisdiction declares that any nonmaterial provision of this Agreement is void or otherwise unenforceable according to its terms, said provision shall be considered a separate, distinct and independent part of this Agreement, and such holding shall not affect the validity and enforceability of all other provisions hereof.

     In the event that a court or agency of competent jurisdiction declares that any material provision of the Franchise is void or otherwise unenforceable according to its terms, the parties shall meet and attempt, in good faith to negotiate revisions to the Agreement to restore the relative burdens and benefits contemplated by this Agreement. As a matter of illustration, and not of limitation, the provisions of Section 2, Grant of Franchise, Section 4, Franchise Fee, Section 9, System Facilities, Equipment and Services, Section 13, Indemnification and Insurance, Section 14, Performance Security and Section 15, Effect of Termination; Continuity of Service are material, and the City would not have entered into this Agreement unless it contained each and every one of those sections.

     (b)  Effect of Change in Law.  In the event state or federal laws or
          ------------------------
regulations preempt a provision or limit the enforceability of a provision, then, the provision shall be read to be preempted, but only to the extent and for the time, required by law. In the event such or federal law, rule or regulation is subsequently repealed, rescinded, amended or otherwise changed, so that the provision hereof which has been preempted is no longer preempted, said provision shall thereupon return to full force and effect and shall thereafter be binding on the parties hereto, without the requirement of further action on the part of the City.

     (c)  Notices.  Each notice under this Agreement shall be mailed First
          --------
Class, Postage Prepaid to the addresses below. Each party may change its designee by providing written notice to the other party, but each party may only designate one entity to receive notice.

     Notices to the Franchisee shall be mailed to:

                    Cable TV Joint Fund 11
                    Attn:  General Manager
                    Jones Intercable
                    1614 Washington Street
                    Manitowoc, WI  54220

                    With a copy to:
                    ---------------

                    Jones Intercable
                    Attn:  Legal Dept.
                    9697 E. Mineral Avenue
                    Englewood, CO  80112


     Notices to the City shall be mailed to:

                    City Clerk Jennifer Hudon
                    817 Franklin Street, P.O. Box 1597
                    Manitowoc, WI  54221-1597


     (d)  Governing Law.  This Franchise Agreement shall be governed in all
          --------------
respects by the law of the State of Wisconsin, except as preempted now or hereafter by federal law.

     (e)  Time of Essence.  In determining whether the Franchisee has
          ----------------
substantially complied with Franchise, the parties agree that time is of essence to the Agreement. As a result, the Franchisee's failure to complete construction, extend service, seek approval of transfers or provide information in a timely manner may constitute substantial breaches. The maintenance of records and provision of reports in accordance with the Franchise is also of essence to the Agreement.

     (f)  Force Majeure.  The Franchisee shall not be deemed in default or non-
          --------------
compliance with provisions of its Franchise where performance was rendered impossible by war or riots, civil disturbance, hurricanes, floods or other natural catastrophes or similar events beyond Franchisee's control, and the Franchise shall not be revoked or a Franchisee penalized for such non-compliance, provided the Franchisee takes immediate and diligent steps to bring itself back into compliance and to comply as soon as possible under the circumstances with its Franchise without unduly endangering the health, safety and integrity of Franchisee's employees or property, or the health, safety and integrity of the public, or public Streets, Public Property or private property.

     (g)  Public Emergency.  In the event of a major public emergency or
          -----------------
disaster as determined by the City, the Franchisee immediately shall make the Cable System, available for use by the city or other Civil Defense or governmental agency designated by the City to operate the system for the term of such emergency or disaster for the emergency purposes.

     (h)  Construction.  The provisions of this Agreement will be liberally
          -------------
construed in order to promote the public interest.

     (i)  Compliance with Laws.  Notwithstanding any other provision of this
          ---------------------
Franchise Agreement to the contrary, the Franchisee shall at all times comply with all laws and regulations of the City of Manitowoc, State of Wisconsin and the federal government or any administrative agencies of any of them, provided, however, that if any such local, state or federal law or regulation shall require the Franchisee to perform any service, or shall permit the Franchisee to perform any service, or shall prohibit the Franchisee from performing any service, in conflict with the terms of this Franchise Agreement or any law or ordinance of the City, then as soon as possible following knowledge thereof, the Franchisee shall notify the City of the point of conflict believed to exist between such regulation or law and the laws or regulations of the City of this Franchise Agreement.

                                   APPENDIX A

                           CUSTOMER SERVICE STANDARDS


     Section 1.  Local Office and Telephone Service.
                 ----------------------------------

          (a)  Local Office.  Franchisee shall maintain at least one business
               ------------
office in the City. The office must be open for walk-in traffic at least 9 hours per day Monday through Friday (except legal and company holidays) and 4 hours on Saturday for purposes of conducting all normal business activity, including receiving payment of bills, scheduling appointments, receiving returned converters and other equipment, receiving complaints and the like.

          (b)  Telephone Service.  1. Local, toll-free telephone lines must be
               -----------------
staffed by customer service representatives at least 9 hours per day Monday through Friday (except legal and company holidays) and at least 4 hours on Saturday to answer customer inquiries and to schedule service or repair calls. When the telephone lines are not staffed (i.e., after designated telephone hours), a telephone answering service or answering device shall be used to provide at least emergency referral service, including to respond to outages, 24 hours a day, seven days per week. Telephone response time shall equal or exceed FCC Customer Service Standards in effect on the date of execution of this Franchise Agreement.

          (c)  Courtesy.  Employees must be well-trained to respond courteously
               --------
to all inquiries and complaints, and Franchisee must maintain a program for monitoring employee courtesy and responsiveness.

     Section 2.  Respond to Service Calls and Other Inquiries.
                 --------------------------------------------

          (a)  Service Calls - Outages.  Franchisee shall respond to service
               -----------------------
calls at least 9 hours per day Monday through Friday (except legal and company holidays) and at least 9 hours on Saturday. Franchisee shall respond to and take steps to resolve complaints about outages (meaning the loss of any channel or the sound on any channel) immediately, seven days per week, regardless of the number of subscribers involved. Franchisee shall respond to and take steps to resolve complaints about degraded service within 24 hours of the time the complaint is received. However, nothing in this paragraph shall prohibit the Franchisee from scheduling handling of a repair request later if the subscriber desires a different schedule, but the Franchisee's records must clearly identify cases where the subscriber requested a delay in repair service.

          (b)  Service Calls - Other.  The Franchise must take steps to resolve
               ---------------------
all other service calls (other than installations) within 36 hours of receipt of the injury or complaint.

          (c)  Appointments.  Franchisee shall offer either a specific
               -------------
appointment time, or designated blocks of time, as its election. If the Franchisee designates blocks of time, Franchisee shall give the subscriber the option of selecting a predesignated block of time for service appointments, Monday through Friday within the deadlines set forth herein, or at the customer's election, on Saturday. In the event that the available blocks of time within the deadlines are not convenient for the subscriber, the parties shall agree upon a mutually acceptable block of time at a later date, but the Franchisee must offer the subscriber at least three appointment blocks for the following week.

     The blocks initially shall be AM (8:00 a.m. to 12:00 a.m.), or afternoon (1:00 p.m. to 5:00 p.m.) and evening (5 p.m. to 6:00 p.m.). If, at any time an
                                                ---------
installer or technician is running late, an attempt to contact the subscriber will be made prior to the time of the appointment and the appointment immediately rescheduled to the subscriber's satisfaction, but rescheduling does not excuse the Franchisee's failure to comply with these Customer Service Standards.

          (d)  Response to Inquiries.  Franchisee shall initially respond to all
               ----------------------
other inquiries (including billing inquiries), and to all other complaints, within five business days of the receipt of the inquiry or complaint.

          (e)  Installation Requests.  Franchisee must respond to request for
               ----------------------
installation, reconnection, transfer or service upgrades (referred to collectively below as an "installation" request) in accordance with the following schedule:

          1. Where the installation requires the Franchisee to activate or authorize an already existing drop which can be activated or authorized remotely, the Franchisee must complete the installation within five (5) days of receipt of the request.

          2. Where the installation requires the Franchisee to install a standard drop, or in the cases of an existing drop that cannot be activated or authorized remotely, the Franchisee must complete the installation within five
(5) days of the receipt of the request.

          3. Where the installation requires the Franchisee to install a non-standard drop, the Franchisee must complete the installation within ten (10) days of receipt of the request.

          4. Where the installation requires the Franchisee to extend its Cable System, the Franchisee must complete the installation within thirty (30) days of receipt of the request.

          (f)  Performance Standards.  Franchisee shall respond in time
               ----------------------
specified in this Section in ninety-seven percent (97%) of the cases, measured on an monthly basis.

          (g)  No Repair Charge.  Franchisee shall not levy a charge for repair
               -----------------
or maintenance, except in cases of subscriber negligence, or abuse of Franchisee's equipment.

          (h)  Subscriber Remedies.  A subscriber adversely affected by the
               --------------------
Franchisee's failure to comply with the requirements of this Section shall be entitled to one month's free basic service, or other comparable remedy acceptable to the subscriber and Franchisee.

          (i)  Converter Return.  In addition to providing for converter and
               -----------------
other equipment return at the local business office Monday through Friday, the Franchisee shall arrange for either or both Saturday return or pick-up of converter and other equipment.

     (3)  Information to Subscribers.
          ---------------------------

          (a)  General Information.
               --------------------

          1. Franchisee must provide to each subscriber prior to installation of service, reconnection, or upon request information regarding at least the following: subscriber privacy rights; how to use the cable service; general services offered by Franchisee (such as maintenance service); billing procedure; how to use the converter; and theft of service law.

          2. In addition to this information, the following information shall also be provided at the time of installation, reconnection, upon request, and to all subscribers annually: cable system's office hours and local phone number (including, if different, the after-hour number); name or title of Franchisee's employee responsible for resolving complaints; the name and the telephone number of the entity responsible for administering the franchise, along with a statement that the entity can be called to register a complaint if the subscriber is dissatisfied with the actions taken by the Franchisee, a listing of all the channels offered on the system and the price of all services and equipment being offered by the Cable System; the Franchise's obligations and procedure far scheduling a service call; a notice regarding the availability of parental control devices; the amount of any deposit required by Franchisee and when and in what manner the deposit will be refunded; a description of the circumstances under which the subscriber is entitled to a refund or a rebate, and how the refund or rebate can be obtained; and the Franchisee's policy and procedures for handling complaints and inquiries, and specifically describing procedures for receiving and handling complaints about employee rudeness or non-responsiveness.

          (b)  Annual Privacy Notice.  On an annual basis the Franchisee shall
               ----------------------
mail to each subscriber notice. of the subscriber privacy rights as required by federal law.

          (c)  Changes in Policy.  The Franchisee shall promptly notify
               ------------------
subscribers of any changes in billing policies, complaint policies or any other policy affecting them.

          (d)  Copies.  A copy of the notices provided to all subscribers
               -------
hereunder shall be provided to the City.

          (e)  Promotional Materials.  All promotional materials regarding
               ----------------------
residential cable services to subscribers and the general public, where price information is listed in any manner, shall clearly and accurately disclose price terms. In the case of pay-per-view or pay-per-event programming, all promotional materials must clearly and accurately disclose price terms and in the case of telephone orders, Franchisee shall take appropriate steps to ensure that Franchisee customer service representatives clearly and accurately disclose price terms to potential customers in advance of taking the order. The Franchisee shall maintain a public file containing all promotional material.

          (f)  Subscriber Remedy.  A subscriber adversely affected by the
               ------------------
Franchise's failure to comply with the requirements of this (3) shall be entitled to one month's free basic service, or other comparable remedy acceptable to the Subscriber and Franchisee.

     Section 4.  Disconnection/Downgrade.
                 ------------------------

          (a)  Subscriber's Right to Disconnect.  A subscriber may terminate or
               ---------------------------------
downgrade service at any time. Franchisee shall promptly disconnect or downgrade the services of any subscriber who shall request. No period of notice prior to voluntary termination or downgrade of service by a subscriber may be required. No charge may be imposed by Franchisee for a cable service delivered after the date of the request for disconnection or downgrade of that service. However, Franchisee may continue to levy a pro-rate equipment charge on any equipment the subscriber is required to return to Franchisee, if the equipment is not returned within three business days after the date of disconnect request.

          (b)  No Disconnect Charge.  Except as federal law may otherwise
               ---------------------
provide, no charge may be imposed for any disconnection or downgrade, except that a reasonable downgrade charge may be imposed where a promotion requires a subscriber to take a service for a set and limited period of time in order to qualify for the promotion. In such cases, in addition to satisfying any requirements of Section 3, the Subscriber shall be notified in writing before the service is installed (1) that a downgrade charge will result if a subscriber downgrades before the end of a designated period, and (2) the amount of the downgrade charge. The notice can be provided in the Franchisee's promotional materials, provided that it is clearly and prominently displayed.

          (c)  Reconnection.  After disconnection, upon payment by the
               -------------
subscriber in full of all proper fees or charges, including the payment of the reconnection charge, if any, Franchisee shall promptly reinstate service. However, if the subscriber is disconnected under (4)(d), Franchisee may refuse to reconnect unless it receives adequate assurance that the subscriber will not engage in the practices which lea to disconnection. Except as federal law may otherwise provide, reconnection charges cannot be higher than the lowest nondiscounted standard installation charge which would be collected at the time of reconnection from similarly situated new subscribers.

          (d)  Involuntary Subscriber Disconnection.  Franchisee may disconnect
               -------------------------------------
a subscriber if a customer fails to pay amounts owed and for other reasonable cause. A disconnected customer may appeal any disconnection to the City's Cable Television Commission.

          (e)  Improper Disconnection.  No charge may be made for reconnection
               -----------------------
where a subscriber is improperly disconnected by Franchisee.

          (f)  Subscriber Remedy.  A subscriber adversely affected by the
               ------------------
Franchisee's failure to comply with the requirements of this Section shall be entitled to one month's free basic service, or other comparable remedy acceptable to the subscriber and Franchisee.

     Section 5.  Complaint Procedures.  Franchisee shall establish a clear
     ----------  ---------------------
procedure for resolving complaints, involving at least the following:

          (a)  Simple Procedure to be Adopted.  A simple procedure for making
               -------------------------------
complaints orally or in writing, and identification of a person responsible for handling complaints which are not being resolved by a customer service representative.

          (b)  Response to Complaint.  A requirement that the Franchisee must
               ----------------------
provide its initial response to a complaint within five days of its receipt and a final written response to any unresolved complaint (other than a complaint about the carriage or lack of carriage of a particular programming service or about the content of a programming service or about the level of any unregulated rate) within 30 days after the complaint is made.

          (c)  Notice to Complainant.  A requirement that the Franchisee must
               ----------------------
notify any complainant, that if the complaint is not resolved to the complainant's satisfaction, the matter may be referred to the entity responsible for administering the franchise or to the City for resolution; and a requirement that the complainant be told how to contact those government offices.

     Section 6.  Billing Practices and Customer Charges.
                 ---------------------------------------

          (a)  Itemized  Bills.  Every Franchisee bill to subscribers must
               ----------------
itemize each category service and state clearly the charge therefore.

          (b)  Unsolicited Goods or Service.  The prohibition on negative option
               -----------------------------
sales under Wisconsin law and under 47 U.S.C. (S)543(f) is specifically incorporated herein, which prohibition shall be interpreted in the same manner that prohibition is interpreted under applicable state and federal law.

          (c)  Deposits.  Franchisee may require a reasonable, non-
               ---------
discriminatory deposit on equipment provided to subscribers as follows: if the subscriber returns the equipment, Franchisee must return the deposit, but less any amount which Franchisee can demonstrate should be deducted for damage to that equipment.

     The deposit shall be returned to the subscriber within the next billing cycle of the date the equipment is returned.

          (d)  Late Fees and Administrative Charges.  The Franchisee may charge
               -------------------------------------
either a reasonable collection fee or administrative charge for late bills which are at least 30 days past due. The parties agree that the current fee of $5.00 is reasonable. Should the Franchisee be forced to take court action or use the services of a collection agency to collect a delinquent bill, the Franchisee is not prohibited from collecting its out of pocket collection expenses.

     Section 7.  Refunds.
                 --------

          (a)  Refunds for Outages.  For any period where the Franchisee's
               --------------------
service is interrupted or substantially impaired for one hour or more during the period 7 PM to 11 PM or for more than four hours in any twenty-four hour period, Franchisee on request shall credit against the Subscriber's next bill an amount equal to 1/30 of the monthly charge for any service or service tier affected (and shall be a direct refund to any Subscriber that terminates service before all credits owed are applied). The charge for any per-program selection which materially affected by the outage would be refunded. The purpose of requiring a request is merely to allow the Franchisee to identify affected Subscribers. Therefore, upon complaint by a subscriber that a service was out or impaired it shall be the responsibility of the Franchisee to provide a refund unless it can show that the degradation or outage was of insufficient length to require a refund. Further, in cases where the Franchisee can reasonably identify the households affected by an outage, and the outage occurs between the hours of 6:00 a.m. and midnight, it shall automatically credit a refund amount owed.

          (b)  Termination During Pre-Paid Period.     If any subscriber
               -----------------------------------
terminates service prior to the end of a pre-paid period, a pro rata portion of any pre-paid service fee, using the actual number of days in the month as a basis, shall be refunded to the subscriber.

          (a) Refunds/Timing.   All refunds or credits shall be made promptly,
              ---------------
but not later than the next billing cycle following the date of the request which gives rise to the refund or, in the case of a refund upon termination, the return of any equipment belonging to the Franchisee.

             (d)  Privacy.     Operator  Must  Protect Privacy.  Franchisee
                  --------     --------------------------------
shall at all times comply with the privacy provisions of the cable Act and applicable state law.

             (e)  No Penalties for Exercise of Privacy Rights.    No
                  --------------------------------------------
penalties or extra charges may be invoked for a subscriber's failure to grant exceptions to the privacy provisions of the Cable Act.

     Dated this 21st day of November, 1996.

CABLE TV JOINT FUND 11,                   CITY OF MANITOWOC
a Colorado joint venture

By:  Cable TV Joint Fund 11-A, Ltd.
     Cable TV Joint Fund 11-B, Ltd.
     Cable TV Joint Fund 11-C, Ltd.       By: /s/ Kevin M. Crawford
     Cable TV Joint Fund 11-D, Ltd.           ----------------------
     All Colorado limited partners            Kevin M. Crawford
     comprising the joint venture

By:  Jones Intercable, Inc., a            Attest:
     Colorado corporation as general
     partner of the limited
     partnerships                         /s/ Jennifer Hudon
                                          --------------------------
                                          Jennifer Hudon
By: /s/ Ruth E. Warren                    City Clerk
   ---------------------------------
    Ruth E. Warren
    Group Vice President/Operations